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                                                                     Exhibit 2.1
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                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                VERTICALNET, INC.
                          (A PENNSYLVANIA CORPORATION),

                                  NECX.com LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY),

                                F&G CAPITAL, INC.
                           (A CALIFORNIA CORPORATION),

                       JAMES D. BINFORD AND DANA BINFORD,
           TRUSTEES OF THE BINFORD LIVING TRUST DATED MARCH 24, 1999,

                  DANIEL N. CARRACINO AND ALLISON B. CARRACINO,
                     TRUSTEES OF THE CARRACINO FAMILY TRUST,

                 RUSSEL R. RADACH AND SONJA RADACH-SIEGENTHALER,
                       TRUSTEES OF THE RADACH FAMILY TRUST

                                JAMES D. BINFORD
                                 (AN INDIVIDUAL)

                               DANIEL N. CARRACINO
                                 (AN INDIVIDUAL)

                                       AND

                                RUSSEL R. RADACH
                                 (AN INDIVIDUAL)



                            DATED AS OF JUNE 30, 2000

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                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION is made as of June 30, 2000, by and among VerticalNet, Inc., a Pennsylvania corporation ("Parent"), NECX.com LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (the "Buyer" and together with Parent, the "Buyer Parties"), F&G Capital, Inc., a California corporation (the "Seller"), James D. Binford, an individual, Daniel N. Carracino, an individual, Russel R. Radach, an individual (collectively, the "Principals") and James D. Binford and Dana Binford, as Trustees of the Binford Living Trust dated March 24, 1999, Daniel N. Carracino and Allison B. Carracino, as Trustees of The Carracino Family Trust, and Russel
R. Radach and Sonja Radach-Siegenthaler, as Trustees of the Radach Family Trust (collectively, the "Shareholders" and together with the Seller and the Principals, the "Seller Parties"). Certain other terms used herein are defined below in SECTION 16 or elsewhere in this Agreement.


                                    RECITALS

         A. The Shareholders own all of the issued and outstanding shares of the capital stock of the Seller. The Seller owns and operates the Business (defined below). Seller wishes to transfer the Business and substantially all of its assets to Buyer solely in exchange for voting shares of Parent and the assumption by Buyer of certain of the liabilities of Seller in a transaction intended to qualify as a "reorganization" within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), it being contemplated by Seller and Buyer that Seller will thereafter, as an integral part of the transaction, distribute the shares of Parent Common Stock to Shareholders in complete liquidation of Seller and dissolve.

         B. This Agreement sets forth the terms and conditions upon which the Buyer is purchasing the Acquired Assets (defined below) and assuming the Assumed Liabilities (defined below) from the Seller and the Seller is selling the Acquired Assets and transferring the Assumed Liabilities to the Buyer.

         C. The parties intend that the Agreement will constitute an agreement and plan of reorganization for purposes of Section 368(a)(1)(C) of the Code.

NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:


                                    AGREEMENT

1.       TRANSFER BY SELLER:

         1.1 Transfer of Seller's Assets.

                  (a) At the Closing, the Seller shall grant, convey, assign, transfer and deliver to the Buyer, and the Buyer shall acquire from the Seller, free and clear of all Encumbrances, all


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right, title and interest of the Seller in and to all of the assets, properties, and rights of every kind, and description, real, personal and mixed, tangible and intangible wherever situated constituting or used in the Business on the Closing Date (other than the Excluded Assets) (the "Acquired Assets") including, without limitation, the following:

                           (i) all Accounts Receivable;

                           (ii) all Inventory;

                           (iii) all furniture, fixtures, automobiles, leasehold
improvements, tooling, machinery and equipment;

                           (iv) all customer records, including principal
contacts, addresses and telephone numbers, purchasing history, equipment demographics, payment information and any other information;

                           (v) all records with respect to suppliers, employees
and other aspects of the Business;

                           (vi) all Intellectual Property;

                           (vii) all Software Products, Off-the-Shelf Software
and Custom Software (including documentation and related object and source codes);

                           (viii) all manufacturing, warehouse and office
supplies;

                           (ix) all rights under the Building Lease, the other
Real Estate Leases and the Non-Real Estate Leases, and any easements, deposits or other rights pertaining thereto;

                           (x) all rights under any Governmental Permits;

                           (xi) all rights related to any prepaid expenses;

                           (xii) all the assets of the Seller as set forth on
the Balance Sheet and those assets of the Seller whose ownership by the Seller is implied by the assumptions made in the preparation of the Balance Sheet, except the Excluded Assets;

                           (xiii) all equity interests owned by the Seller in
any Person;

                           (xiv) all Benefit Plans (other than the Seller's
401(k) Plan);

                           (xv) all rights under any Contracts except to the
extent specified in SECTION 1.3;

                           (xvi) all goodwill and other intangible assets of the
Seller;

                           (xvii) all universal resource locators used by the
Seller in connection with the Business; and


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                           (xviii) all promissory notes delivered to Seller in
accordance with Section 7.2(c).

                  (b) Notwithstanding the foregoing, the Acquired Assets shall not include any of the following (the "Excluded Assets"):

                           (i) the corporate seals, Charter Documents, minute
books, stock books, tax returns, books of account or other records having to do with the corporate organization of the Seller;

                           (ii) the rights that accrue or will accrue to the
Seller under this Agreement; or

                           (iii) the Excluded Assets specified on SCHEDULE 1.1.

         1.2 Purchase Price. In addition to the assumption of the Assumed Liabilities, the aggregate consideration (the "Purchase Price") to be paid by the Buyer to the Seller for the transfer of the Acquired Assets shall be paid as follows:

                  (a) at the Closing, the Buyer shall deliver to the Seller a stock certificate representing the Stock Consideration;

                  (b) after the Closing, the Buyer shall pay the Purchase Price Adjustment, if any, in accordance with SECTION 1.4 below; and

                  (c) after the Closing, if applicable, the Buyer shall deliver to the Seller or the Shareholders (pro-rata in accordance with each Shareholder's respective ownership percentage in the Seller), if Seller no longer exists, a stock certificate(s) representing the Earn-Out Shares having an aggregate value of up to $33,000,000, calculated in accordance with SECTION 1.5 below.

         1.3 Assumption of Liabilities.

                  (a) At the Closing, the Buyer shall assume and agree to pay, discharge or perform, as appropriate, when due, only the Liabilities of the Seller specifically identified below in this SECTION 1.3(a) (the "Assumed Liabilities"):

                           (i) all non-contingent liabilities set forth on the
Balance Sheet or incurred in the ordinary course of business and not in breach of any of the representations and warranties set forth in SECTION 3 except for items set forth in SECTION 1.3(b);

                           (ii) Liabilities set forth on SCHEDULE 1.3(a);

                           (iii) any Contracts related to the Business,
identified as assigned Contracts on SCHEDULE 3.16 (provided, however, that the Buyer shall only be required to assume such Contracts to the extent that the Contracts are assigned to the Buyer);

                           (iv) any Minor Contract up to an aggregate amount for
the Minor Contracts of $250,000;


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                           (v) all amounts that have been withheld by the Seller
as required under applicable Federal, state or local Tax laws from employee salaries prior to the Closing Date to the extent all such amounts have been properly accrued on the Closing Financial Statements.

                  (b) Notwithstanding paragraph (a) above or any other provision of this Agreement, the Buyer is not assuming under this Agreement or any other Transaction Document any Liability that is not specifically identified as an Assumed Liability under SECTION 1.3(a), including any of the following (each, an "Unassumed Liability"): (i) Liabilities arising out of any Default by the Seller of any provision of any Contract; (ii) any product liability or similar claim for injury to any Person or property, regardless of when made or asserted, that arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by the Seller, or alleged to have been made by the Seller, or that is imposed or asserted to be imposed by operation of law in connection with any service performed or product sold or leased by or on behalf of the Seller on or prior to the Closing; (iii) any Federal, foreign, state or local income or other Tax (except as set forth in Section 1.3(a)(v)) payable with respect to the Business, the Acquired Assets, or other properties or operations of the Seller, the LLC or any member of any affiliated group of which the Seller or the LLC is a member for a period prior to the Closing Date; (iv) any Liabilities arising under or in connection with any Excluded Assets; (v) any Liabilities arising prior to the Closing Date or as a result of the Closing, for severance, bonuses or any other form of compensation to any employees, agents or independent contractors of the Seller, whether or not employed by the Buyer after the Closing and whether or not arising or under any applicable Law, Benefit Plan or other arrangement with respect thereto (except for accrued vacations, the responsibility for which shall be assumed by Buyer); (vi) any Liabilities of the Seller arising from, or incurred in connection with, the negotiation, preparation and execution of this Agreement and the Transactions (other than Liabilities to be paid by Buyer or Parent as set forth in SECTION
7.8 below); (vii) any Environmental Liability arising from or related to circumstances existing on or before the Closing Date; (viii) Liabilities arising from or related to any Contracts as to which a Seller Required Consent is not obtained by the Closing Date regardless of whether the Buyer waives delivery of the Seller Required Consent, but only as to the extent the Buyer does not receive the benefits of any such Contracts; (ix) any Liabilities to give credits or take other remedial actions for defective goods or services shipped prior to the Closing Date; (x) any Liability arising from those items set forth on
SCHEDULE 3.15(a), including any Liability arising from or relating to any import-export disputes or matters (including the American IC Exchange LLC Anchorage Penalty Case No. 1998 3195 300 19701) involving the U.S. Department of the Treasury or any other Governmental Entity; (xi) any Liability relating to or arising from any unassumed Benefit Plan; (xii) any Liability of the Seller arising from or related to any employment discrimination charge, sexual harassment claim or any ERISA violation based on the acts or omissions of the Seller during any period prior to the Closing Date; (xiii) any Liabilities related to infringement of Intellectual Property or other similar claims for which the cause of action arose during any period prior to the Closing Date;
(xiv) any Liabilities to Huntington Holdings (other than as provided in Section
7.8 below); and (xv) any other Liabilities (including any Liabilities arising out of or related to the reorganization of the LLC), regardless of when made or asserted, that are not specifically assumed under this Agreement.

         1.4 Post Closing Purchase Price Adjustment.

                  (a) The Purchase Price shall be increased or decreased on a dollar-for-dollar basis to the extent that the minimum book value of the Seller as of the Closing Date (the "Book


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Value") shall be greater or less, respectively, than $7,200,000 (the "Book Value
Target") as determined by Deloitte & Touche in accordance with SECTION 1.4(b) (the "Book Value Calculation"). The Parties shall cause such accountants to perform the Book Value Calculation within 45 days after the Closing Date and, within 10 days of the completion of the Book Value Calculation, to provide the Parties notice (the "Book Value Notice") of the results of the Book Value Calculation including work papers relating thereto and whether such results provide for an increase or decrease in the Purchase Price (the "Purchase Price Adjustment"). Within 20 days of receipt of the Book Value Notice, or, in the alternative, within 20 days of the final resolution of any dispute of the Book Value Calculation, the Purchase Price Adjustment shall be paid as follows:

                           (i) if the Book Value is greater than the Book Value
Target, then Parent shall deliver to the Seller that number of shares of the Parent Common Stock equal to the amount by which the Book Value exceeds the Book Value Target divided by the Measuring Price;

                           (ii) if the Book Value is equal to the Book Value
Target, then there shall be no adjustment to the Purchase Price; or

                           (iii) if the Book Value is less than the Book Value
Target, then the Seller Parties shall deliver to the Parent that number of shares of the Parent Common Stock equal to the amount by which the Book Value is less than the Book Value Target (the "Book Value Deficiency") divided by the Measuring Price. The Seller Parties shall surrender to the Parent within 3 calendar days the stock certificate(s) representing the Parent Common Stock. The Parent shall instruct its transfer agent to destroy the stock certificate(s) and to issue a new certificate representing such lesser number of shares of the Parent Common Stock calculated in accordance with the above. If the Seller Parties fail to surrender the stock certificate representing the Parent Common Stock, the Parent shall be authorized to instruct the transfer agent to place a "stop transfer" order on the certificate restricting the ability of the Seller Parties to liquidate the shares represented by the certificate. Additionally, the Parent shall also be authorized, rather than instructing its transfer agent to stop transfers, to reduce the Earn-Out Shares by reducing the $33,000,000 in contingent consideration, if any, by the Book Value Deficiency, or by setting off against amounts owed by the Buyer under either the Binford Employment Agreement, the Radach Employment Agreement or the Carracino Consulting Agreement.

         (b) The Book Value shall be equal to the Acquired Assets less the Assumed Liabilities (except those Liabilities to be paid by Buyer or Parent under SECTION 7.8 below). The Book Value shall be determined in accordance with GAAP, consistently applied and in accordance with the past practices of the Seller and the LLC.

         (c) The Parent may dispute the Book Value Calculation in the following manner. Within 15 Business Days of receipt of the Book Value Notice, the Parent shall give the Seller Parties notice of its disagreement with the Book Value Calculation (the "Dispute Notice"), and such notice shall specify in detail the nature of the disagreement. During the 15 Business Days after the day on which any Dispute Notice is given, the Parties shall attempt to resolve such dispute. If they fail to reach a written agreement regarding the dispute, the Parent shall refer the matter to KPMG LLP, and request KPMG LLP to also determine the Book Value (the "Second Book Value Calculation") within 20 Business Days of such request. The Parent shall give the


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Seller Parties prompt notice of the results of the Second Book Value
Calculation. If the difference between the Book Value Calculation and the Second Book Value Calculation is 10 percent or less, the average of the Book Value Calculation and the Second Book Value Calculation shall be the final and binding Book Value for the purposes of determining the Purchase Price Adjustment. If such difference exceeds 10 percent and the Parties cannot agree on the Book Value within 15 Business Days after the Second Book Value Calculation is provided to the Seller Parties, Parent and the Seller Parties shall select an independent "big five" accounting firm to review the results of the Book Value Calculation and the Second Book Value Calculation and request such accounting firm to, within 30 Business Days, determine whether the Book Value Calculation or the Second Book Value Calculation is closer to that accounting firm's own determination. The Book Value Calculation or the Second Book Value Calculation so selected by such accounting firm shall be the final and binding Book Value for the purposes of determining the Purchase Price Adjustment.

                  (d) Prior to the Closing, Parent and Deloitte & Touche shall agree on Deloitte & Touche's cost of preparing the Book Value Calculation. Parent shall pay the fees and expenses of Deloitte & Touche with respect to the Book Value Calculation unless the Second Book Value Calculation is required, in which case the Seller Parties shall be responsible for paying the fees and expenses of Deloitte & Touche if the Second Book Value Calculation produces a Book Value that is less than 90% of that produced by Deloitte & Touche and the Second Book Value Calculation is selected by the third accounting firm. The Parent shall pay the fees and expenses of KPMG LLP with respect to a Second Book Value Calculation, if such calculation is requested under this SECTION 1.4. If the services of a third accounting firm are requested by the Parties under
SECTION 1.4(c) and such accounting firm selects the Book Value Calculation, the Parent shall pay the fees and expenses of the third accounting firm. If such firm selects the Second Book Value Calculation, the Seller Parties shall be responsible for paying the fees of the third accounting firm.

                  (e) Any rights accruing to any Party under this SECTION 1.4 shall be in addition to and independent of the rights to indemnification under
SECTION 9 and any payments made to any Party under this SECTION 1.4 shall not be subject to the requirements of SECTION 9.

         1.5 Contingent Purchase Price Consideration. Upon the achievement of the targets set forth on SCHEDULE 1.5, the Parent shall deliver to the Seller or the Shareholders (pro-rata in accordance with each Shareholder's respective ownership percentage in the Seller), if the Seller no longer exists, such additional shares of Parent Common Stock provided for in SCHEDULE 1.5 (the "Earn-Out Shares").

         1.6 Adjustment to Stock Consideration. If the Effective Price is less than the Measuring Price, the Parent shall issue to the Seller or the Shareholders (pro-rata in accordance with each Shareholder's respective ownership percentage in the Seller), if the Seller no longer exists, an additional number of shares of Parent Common Stock equal to the number of shares obtained by multiplying (i) the Stock Consideration by (ii) the number that results from subtracting one from the quotient of the Measuring Price divided by the Effective Price (provided that the Effective Price as a denominator shall never be less than 50% of the Measuring Price) (the "Additional Stock Consideration"). The Parent shall provide notice to its transfer agent to deliver such Additional Stock Consideration, if any, within 3 Business Days after the final determination thereof.

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         1.7 Consent of Third Parties. Nothing in this Agreement shall be construed as an attempt by the Seller to assign to the Buyer pursuant to this Agreement, any Contract, permit, franchise, claim or asset included in the Acquired Assets that is by its terms or by law nonassignable without the consent of any other party or parties, unless such consent or approval shall have been given, or as to which all the remedies for the enforcement thereof available to the Seller would not by law pass to Buyer as an incident of the assignments provided for by this Agreement (a "Non-Assignable Contract"). To the extent that any Seller Required Consent in respect of, or a novation of, a Non-Assignable Contract shall not have been obtained on or before the Closing Date, the Buyer may elect to proceed with the Closing, in which case, the Seller shall continue to use reasonable efforts to obtain any such Seller Required Consent or novation after the Closing Date until such time as it shall have been obtained, and the Seller shall cooperate with the Buyer in any economically feasible arrangement to provide that the Buyer shall receive the interest of the Seller in the benefits under such Non-Assignable Contract, including performance by the Seller as agent if economically feasible, provided that Buyer shall undertake to pay or satisfy the corresponding Liabilities under the terms of such Non-Assignable Contract to the extent that the Buyer would have been responsible therefor if such consent or approval had been obtained. Nothing contained in this SECTION
1.7 or elsewhere in this Agreement shall be deemed a waiver by the Buyer of its right to have received on the Closing Date an effective assignment of all of the Acquired Assets or of the covenant of the Seller to obtain all of the Seller Required Consents, nor shall this SECTION 1.7 or any other provision of this Agreement be deemed to constitute an agreement to exclude from the Acquired Assets any Contracts as to which a Seller Required Consent may be necessary.

2.       CLOSING.

         2.1 Location, Date. The closing for the Transactions (the "Closing") shall be held at the offices of Morgan, Lewis & Bockius LLP in Los Angeles, California, at 10:00 a.m. (local time) as promptly as practicable (and in any event within three Business Days) after the date on which there has been a satisfaction or waiver of the conditions to the consummation of the Transactions set forth in SECTIONS 8.1 and 8.2, but in any event not later than August 4, 2000 (the "Termination Date"), unless the Parties agree in writing to another date or place. The date on which the Closing occurs is referred to herein as the "Closing Date."

         2.2 Deliveries. At the Closing, subject to the terms and conditions contained herein:

                  (a) The Seller Parties shall deliver to the Buyer the following items:

                           (i) an executed copy of each Transaction Document to
which they are each a party;

                           (ii) a certificate of the President of the Seller to
the effect set forth in SECTIONS 8.2(a) and 8.2(b), and each such certificate shall be deemed a representation of the Seller Parties for the purposes of
SECTION 9;

                           (iii) an executed payoff letter (including per diem
rates of interest) for the Trade Finance Credit Line with Union Bank of California, N.A., an executed payoff letter (including per diem rates of interest) for the Security Agreement and Promissory Note listed as item 1b on
SCHEDULE 3.3, and an executed release or termination statement relating to the


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UCC Financing Statements attached to SCHEDULE 3.6 pursuant to which IBM is a secured party, in forms satisfactory to the Buyer in its sole discretion;

                           (iv) all Seller Required Consents (or in lieu thereof
waivers). Such Seller Required Consents (or in lieu thereof, waivers) shall (A) be in a form and substance reasonably satisfactory to the Buyer, (B) not be subject to the satisfaction of any condition that has not been satisfied or waived and (C) be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof, waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect the Buyer, the Acquired Assets, the Assumed Liabilities or the Business or otherwise result in a diminution of the benefits of the Transactions to the Buyer;

                           (v) a copy of the Representation and Warranty
Insurance or other evidence that such insurance has been obtained; and

                           (vi) such other instruments and documents of
conveyance and transfer, in form reasonably satisfactory to the Buyer and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, the Buyer all of the Seller's right, title and interest in and to the Acquired Assets. Simultaneously with such deliveries, all such steps will be taken by the Seller as may be required to put the Buyer in actual possession and operating control of the Acquired Assets.

                  (b) The Buyer shall deliver to the Seller Parties:

                           (i) an executed copy of each Transaction Document to
which it is a party;

                           (ii) a certificate of an executive officer of the
Buyer to the effect set forth in SECTIONS 8.1(a) and 8.1(b) with respect to the Buyer, and each such certificate shall be deemed a representation of the related parties for the purposes of SECTION 9.

                  (c) Buyer shall deliver the Stock Consideration to the Seller.

                  (d) The Parties shall also deliver to each other the respective agreements, legal opinions and other documents and instruments in addition to good standing certificates, certified resolutions, cross receipts and such other items as may be reasonably requested.

3.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER PARTIES

Each of the Seller Parties, jointly and severally, hereby represents, warrants and covenants to the Buyer Parties as follows:

         3.1 Corporate Status. The Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of California and is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to be so qualified as a foreign corporation would not have a Material Adverse Effect.
SCHEDULE 3.1 provides a list of the jurisdictions in which the Seller is qualified to do business as a foreign corporation. Each of the Shareholders is a family trust or living trust, as applicable,


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duly created and validly existing. The Charter Documents and by-laws of the
Seller and the Charter Documents of each of the Shareholders that have been delivered to the Parent as of the date hereof are effective under applicable Laws and are current, correct and complete.

         3.2 Authorization. The Seller has the requisite power and authority to
(a) own the Acquired Assets, (b) carry on the Business, (c) execute and deliver the Transaction Documents to which it is or will be a party, and (d) perform the Transactions performed or to be performed by the Seller. Such execution, delivery and performance by the Seller has been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by a Seller Party has been duly executed and delivered by the applicable Seller Party and constitutes a valid and binding obligation of each Seller Party, enforceable against such Seller Party in accordance with its terms, subject to applicable laws of bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally.

         3.3 Consents and Approvals. Except for any filings, consents or approvals specified in SCHEDULE 3.3 (collectively, the "Seller Required Consent"), neither the execution and delivery by a Seller Party of the Transaction Documents to which it is a party, nor the performance of the Transactions contemplated thereby, performed or to be performed by such Seller Party, require any filing, consent, renegotiation or approval, constitute a Default or cause any payment obligation to arise under (a) any Law or Court Order to which a Seller Party is subject, (b) the Charter Documents or bylaws of the Seller or the Charter Documents of each of the Shareholders or (c) any Contract or such other document to which a Seller Party is a party or by which the Business, Acquired Assets or other assets of the Seller may be bound (except where the failure to obtain any such filing, consent or approval in respect of any such Contract or other document, individually or in the aggregate, would not cause a payment obligation in excess of $100,000 to arise or result in a Material Adverse Effect), or Governmental Permit.

         3.4 Stock Ownership. The Shareholders are the sole record and beneficial owners of all of the issued and outstanding capital stock of the Seller. Each of the Principals (together with each of their respective spouses) are the sole record and beneficial holders of all of the issued and outstanding beneficial interests in each of the respective Shareholders.

         3.5 Financial Statements. The Seller has delivered to the Buyer correct and complete copies of (i) unaudited monthly financial statements of the Business, consisting of the balance sheet of the Business as of the end of each month for January 1, 2000 through May 31, 2000 and the related statements of income and cash flows for the months then ended and (ii) audited financial statements of the Business consisting of the balance sheet of the Business as of December 31, 1997, 1998 and 1999 and the related statements of income and cash flows for the years then ended. All such financial statements are referred to herein collectively as the "Financial Statements." Complete copies of the Financial Statements are attached hereto as SCHEDULE 3.5. The Financial Statements are consistent in all respects with the books and records of the LLC, and there have not been or will not be any transactions that have not been recorded in the accounting records underlying such Financial Statements. The balance sheets included in the Financial Statements (a) present accurately the financial condition of the LLC and the Acquired Assets and the Assumed Liabilities, as of the dates thereof, and (b) do not include any assets that are not intended to constitute part of the Business or the Acquired Assets after giving effect to the Transactions (other than the Excluded Assets). The income statements included in the Financial Statements present accurately the results of operation of the Business for the


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periods indicated thereon. The income statements included in the Financial
Statements do not reflect any operations that are not intended to constitute part of the Business or the Acquired Assets after giving effect to the Transactions (other than the Excluded Assets), and such statements reflect all costs that historically have been incurred by the Business (other than Unassumed Liabilities). There are no Liabilities arising out of, relating to or connected with the Business except (a) as set forth or reflected on the Financial Statements, (b) for items disclosed in the Disclosure Schedules to this Agreement, (c) for purchase contracts and orders for Inventory in the normal course of the Business, (d) for Liabilities incurred since the Balance Sheet Date and not in violation of this Agreement in the ordinary course of the Business consistent with past practice, and (e) Liabilities pursuant to this Agreement. The Financial Statements have been prepared in accordance with GAAP consistently applied and present accurately the financial position and Assets and Liabilities of the Business as of the dates thereof, and the results of its operations for the periods then ended, subject to normal recurring year-end adjustments and the absence of notes in the case of unaudited Financial Statements. The balance sheet of the LLC as of December 31, 1999 that is included in the Financial Statements is referred to herein as the "Balance Sheet," and the date thereof is referred to as the "Balance Sheet Date." Notwithstanding anything to the contrary contained in this SECTION 3.5, the non-accrual of annual bonuses on the balance sheet of the Business as of the end of each month for April 1, 2000 through June 30, 2000 shall be disregarded for the purposes of the representations contained in this SECTION 3.5.

         3.6 Title to Assets and Related Matters. The Seller has good and marketable title to, valid leasehold interests in or valid licenses to use, all of the Acquired Assets, free from any Encumbrances except those specified in
SCHEDULE 3.6. Except as specified in SCHEDULE 3.6, the use of the Acquired Assets as historically used in the Business is not subject to any Encumbrances (other than those specified in the preceding sentence), and, to the Seller's knowledge, such use does not encroach on the property or rights of any Person. Except as set forth in SCHEDULE 3.6, all Real Property and tangible personal property (other than Inventory) included in the Acquired Assets are suitable for the purposes for which they are used, in good working condition, reasonable wear and tear excepted, and are free from any known defects. The Acquired Assets constitute all of the assets and services (except for Inventory) required for the continued operation of the Business by the Buyer as operated by the Seller or the LLC during the past 12 months. The Acquired Assets, taken as a whole, constitute all the properties and assets relating to or used or held for use in connection with the Business during the past 12 months (except for Inventory sold, cash disposed of, Accounts Receivable collected, prepaid expenses realized, Contracts fully performed, properties or assets replaced by equivalent or superior assets, in each case in the ordinary course of business, the cash distributions identified on SCHEDULE 3.23(b) and the Excluded Assets).

         3.7 Real Property. SCHEDULE 3.7 accurately describes all real estate used in the operation of the Business as well as any other real estate possessed or leased by the Seller (including street addresses and legal descriptions where known) (collectively, the "Real Property"), and lists any leases other than the Building Lease under which any such Real Property is possessed (the "Real Estate Leases"). Neither the Seller nor any Affiliate thereof has any ownership interest in any real property used in the Business. SCHEDULE 3.7 also accurately describes, to the Seller's knowledge, any other real estate previously owned, leased or otherwise operated by the Seller or the LLC and the time periods of any such ownership, lease or operation. All of the Real Property (a) is usable in the ordinary course of business and is in good operating condition and repair, (b) conforms, to the Seller's knowledge, with any applicable Laws relating to its construction, use and operation, and (c) complies, to the Seller's knowledge, with applicable zoning Laws. To Seller's knowledge, the Seller, or the landlord of any Real Property leased by the Seller, has obtained all licenses and rights-of-way from governmental entities or private parties that are necessary to ensure vehicular and pedestrian ingress and egress to and from the Real Property. Each Real Estate Lease and Building Lease is in full force and effect and has not been modified, supplemented or amended, or to Seller's knowledge, assigned, except as indicated in this Agreement and neither landlord, to the Seller's knowledge, nor tenant under any such lease is in material default under any such lease, and no circumstance or set of facts exist which, with the giving of notice or passage of time, or both, would permit landlord or tenant to terminate any such lease. Except as set forth on SCHEDULE 3.7, no lease which is in any manner related to the Real Property requires the consent or approval of any party thereto in connection with the consummation of the transactions contemplated by this Agreement.

         3.8 Certain Personal Property. SCHEDULE 3.8 is a complete schedule of all fixed assets, describing all items of tangible personal property that were included in the most recent regularly prepared monthly balance sheet at a carrying value of at least $5,000. Except as specified in SCHEDULE 3.8 and other than the purchase of Inventory in the ordinary course of business, since the Balance Sheet Date, the Seller or the LLC has not acquired any items of tangible personal property that have a carrying value, in the aggregate, in excess of $50,000. All of such personal property included in SCHEDULE 3.8 is, and any such personal property acquired after the date hereof in accordance with SECTION 5.1 will be, usable in the ordinary course of business, and, to the Seller's knowledge, conforms and will conform with any applicable Laws relating to its construction, use and operation. Except as set forth in SCHEDULE 3.8, no Person other than the Seller owns any vehicles, equipment or other tangible assets located on the Real Property that have been used in the Business or that are necessary for the operation of the Business. The Acquired Assets are suitable for the purposes for which such assets are currently used or are held for use, and are in good working condition, subject to normal wear and tear, and there are no facts or conditions affecting the assets of the Acquired Assets that could, individually in the aggregate, materially interfere in any respect with the use, occupancy or operation thereof as used, occupied or operated for the 12 months preceding the date hereof or their adequacy for such use.

         3.9 Non-Real Estate Leases. SCHEDULE 3.9 lists all assets and property used in the Business (other than Real Property) that are possessed by the Seller under an existing lease, including all trucks, automobiles, forklifts, machinery, equipment, furniture and computers, except for any lease under which the aggregate annual payments are less than $25,000 (each, an "Immaterial Lease"). SCHEDULE 3.9 also lists the leases under which such assets and property listed in SCHEDULE 3.9 are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "Non-Real Estate Leases."

         3.10 Accounts Receivable. The Accounts Receivable included in the Acquired Assets are bona fide Accounts Receivable created in the ordinary course of business. Except for an aggregate amount not to exceed $250,000 in Accounts Receivable, all of the Accounts Receivable included in the Acquired Assets are collectible within 90 days from the respective dates of sale, without taking into account any reserve to be included in the determination of the Accounts Receivable specified in the Financial Statements. No Seller Party knows of any facts or circumstances (other than general economic conditions) that are likely to result in any increase in the uncollectability of such Accounts Receivable. SCHEDULE 3.10 contains a list of all Accounts Receivable by customer name, invoice number, invoice date, and amount.

         3.11 Inventory. Except as described in SCHEDULE 3.11 and for only immaterial amounts, not to exceed $250,000 in the aggregate, the Inventory included in the Acquired Assets consists of items of good, usable and merchantable quality in all material respects, none of which Inventory is damaged or obsolete. Such Inventory, taken as a whole, is recorded in the Financial Statements in accordance with GAAP at the lower of cost (determined on a per lot basis) or market (based upon net realizable value). SCHEDULE 3.11 contains a list of all Inventory by product description, date acquired (to the extent such date is reasonably available to the Seller) and cost, which separates with an appropriate heading: (i) Inventory that is matched to a sales order, (ii) Inventory with scheduled ship dates more than 90 days from signing, and (iii) Inventory held with no sales order.

         3.12 Liabilities. The Seller does not have any Liabilities, other than
(a) Liabilities specified on SCHEDULE 3.12, (b) Liabilities specified in the Financial Statements (except as heretofore paid or discharged) or (c) Liabilities incurred in the ordinary course since May 31, 2000 that, individually or in the aggregate, are not material to the Business.

         3.13 Taxes. Except as set forth in SCHEDULE 3.13, the Seller or the LLC has duly filed all Tax Returns that it was required to file. All such Tax Returns were true, correct and complete in all material respects. The Seller or the LLC has paid all Taxes that have come due whether or not shown on such returns or pursuant to any assessment received. Neither the Seller nor the LLC has been a member of an affiliated group of corporations filing a consolidated federal income Tax Return (other than a group the common parent of which was the Seller). The unpaid Taxes of the LLC (A) did not, as of March 31, 2000, exceed by any material amount the reserve for Tax liability (other than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Financial Statements (other than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the LLC in filing its Tax Returns. All Taxes that the Seller or the LLC has been required by Law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by the Seller for such payment. The Seller or the LLC has not received any notice in writing from any taxing authority in any jurisdiction where the Seller does not, or the LLC did not, pay Taxes that it is or may be subject to taxation by that jurisdiction. There are no proceedings or other actions, nor is there any basis for any proceedings or other actions, for the assessment and collection of additional Taxes of any kind for any period for which returns have or should have been filed. There are no liens for Taxes on any of the assets of the Seller (except for liens for Taxes not yet due and payable). None of the Assumed Liabilities is an obligation to make payments that will not be deductible under Section 280G of the Code (determined without regard to any payment made after the Closing pursuant to a transaction or an obligation undertaken after the Closing).

         3.14 Subsidiaries. The Seller does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, trust, joint venture or other legal entity.

         3.15 Legal Proceedings and Compliance with Law.

                  (a) Except as set forth in SCHEDULE 3.15(a), there is no Litigation that is pending or, to the Seller's knowledge, threatened against the Seller or that has been threatened against the LLC or any Acquired Asset. There has been no material Default under any Laws, including Environmental Laws, applicable to the Business or any Acquired Asset and, except as set forth in
Schedule 3.15(a), neither the Seller nor the LLC has received any notices from any governmental entity regarding any alleged Defaults applicable to the Seller or the LLC or any Acquired Asset under any Laws. There has been no Default with respect to any Court Order applicable to the Seller or the LLC or any Acquired Asset.

                  (b) Without limiting the generality of SECTION 3.15(a), except as described in SCHEDULE 3.15(b), there has not been, to the Seller's knowledge, any Environmental Condition (i) at the premises at which the Business is or has been conducted by the Seller, any Affiliate thereof or any predecessor of any of them, (ii) at any property owned, leased or operated at any time by the Seller, any Person controlled by the Seller or any predecessor of any of them, or (iii) at any property at which wastes have been deposited or disposed by or at the behest or direction of any of the foregoing, nor has the Seller or the LLC received notice of any such Environmental Condition. "Environmental Condition" means any condition or circumstance, including a Release or the presence of Hazardous Substances, whether created by the Seller or the LLC or any third party, at or relating to any such property or premises specified in any of clauses (i) through (iii) of this paragraph (b) that has or may reasonably be expected to (A) requires abatement or correction under an Environmental Law, (B) gives rise to any civil or criminal liability on the part of the Seller under an Environmental Law, or (C) has created a public or private nuisance.

                  (c) The Seller has no written reports, studies or assessments in the possession or control of the Seller or any Affiliate thereof that relate to any Environmental Condition. SCHEDULE 3.15(c) identifies any other reports, studies or assessments that relate to any Environmental Condition of which any Seller Party has knowledge.

                  (d) The Seller has obtained and is in full compliance with all Governmental Permits relating to the Business or any Acquired Asset, all of which are listed in SCHEDULE 3.15(d) along with their respective expiration dates, that are required for the complete operation of the Business as currently operated. All of such Governmental Permits are currently valid and in full force and the Seller has filed such timely and complete renewal applications as may be required with respect to such Governmental Permits. To the knowledge of the Seller, no revocation, cancellation or withdrawal thereof has been threatened.

         3.16 Contracts.

                  (a) SCHEDULE 3.16 lists all current Contracts of the following types to which the Seller or the LLC is a party or by which it is bound (showing whether the Seller or the LLC is the party to such Contract), except for Minor
Contracts:

                           (i) Contracts with any present or former stockholder,
member, director, officer, employee, partner or consultant of the Seller or the LLC or any Affiliate thereof;

                           (ii) Contracts for the future purchase of, or payment
for, supplies or products, or for the lease of any real or personal property from or the performance of services by a third party, in excess of $25,000 in any individual case, or any Contracts for the sale of products that involve an amount in excess of $25,000 with respect to any one supplier or other party, other than purchase orders for the purchase or sale of Inventory in the ordinary course of business;

                           (iii) Contracts for the purchase of goods that have
not been received and Contracts for the sale of goods that have not been shipped;

                           (iv) Contracts to sell or supply products or to
perform services that involve an amount in excess of $25,000 in any individual case;

                           (v) Contracts to lease to or to operate for any other
party any real or personal property that involve an amount in excess of $25,000 in any individual case;

                           (vi) Any license, franchise, distributorship, sales
agency or other arrangements, including those that relate in whole or in part to any software technical assistance or other know-how used in the past 24 months;

                           (vii) Any notes, debentures, bonds, conditional sale
agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from member or Affiliates of the Seller or the LLC or any members of their immediate families), agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

                           (viii) Contracts for any capital expenditure or
leasehold improvements in excess of $5,000;

                           (ix) Any Contract under which any Liability in excess
of $10,000 exists;

                           (x) Contracts limiting or restraining the Seller from
engaging or competing in any business with any Person; and

                           (xi) Any other Contracts (other than Minor Contracts
and those described in any of (i) through (x) above) not made in the ordinary course of business.

                  (b) The Seller has delivered to the Buyer, to the extent available to the Seller, complete and correct copies of all written Contracts together with all amendments thereto, and accurate descriptions of all material terms of all oral Contracts, set forth or required to be set forth on SCHEDULE 3.16.

                  (c) The Contracts listed in SCHEDULE 3.16 and the Minor Contracts excluded from SCHEDULE 3.16 based on the term or amount thereof are referred to herein as the "Seller Contracts." The Seller is not, and the LLC was not, in Default under any Seller Contracts (including any Real Estate Leases and Non-Real Estate Leases), which Default could result in a Liability on the part of the Seller or the LLC in excess of $10,000 in any individual case, and the aggregate Liabilities that could result from all such Defaults do not exceed $50,000. Neither the Seller nor the LLC has received any communication from, or given any communication to, any other party indicating that the Seller, the LLC or such other party, as the case may be, is or was in Default under any Seller Contract. To the knowledge of the Seller, (i) none of the other parties in any such Seller Contract is in Default thereunder and (ii) except as set forth in
SCHEDULE 3.16(c), each such Seller Contract is enforceable against any other parties thereto in accordance with terms thereof.

         3.17 Insurance. SCHEDULE 3.17 lists all policies or binders of insurance held by or on behalf of the Seller, specifying with respect to each policy the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder. There is no material Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by the Seller or the LLC.

         3.18 Intellectual Property.

                  (a) Contracts.

                           (i) SCHEDULE 3.18(a)(i) contains a complete and
accurate list and summary description, including any royalties paid or received by the Seller or the LLC, of all Contracts relating to the Intellectual Property to which the Seller or the LLC is a party or by which the Seller is bound, except for license rights for "off the shelf" third party application software that the Seller licenses for use in the Business ("Off-the-Shelf-Software"), other than those set forth in other Schedules to this Agreement. There are no outstanding and, to the Seller's knowledge, no threatened disputes or disagreements with respect to any such Contract. Except for any rights under written licenses or other written Contracts related to Intellectual Property, to the Seller's knowledge, no current or former employee of the Seller and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property, or in any application therefor.

                           (ii) All employees of the Seller who are involved in
the design, review, evaluation or development of the Intellectual Property have executed a nondisclosure agreement (a "Confidentiality Agreement").

                           (iii) Except as specified on SCHEDULE 3.18(a)(iii),
to the Seller's knowledge, none of the employees or consultants of the Seller (including employees or consultants formerly employed by the LLC) is subject to any contractual or legal restrictions that might interfere with the use of his or her best efforts to promote the interests of the Seller. To the Seller's knowledge, no employee of the Seller (including employees or consultants formerly employed by the LLC) has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his or her work to anyone other than the Seller or the LLC.

                           (iv) To the Seller's knowledge, no employee or
consultant of the Seller (including employees or consultants formerly employed by the LLC) (a) has used any other Persons' Trade Secrets or other information that is confidential in the course of his or her work or (b) is, or is currently expected to be, in Default under any term of any employment contract, agreement or arrangement relating to the Intellectual Property, or any Confidentiality Agreement or any other Contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof.

                  (b) Know How Necessary for the Business.

                           (i) The Intellectual Property constitutes all of the
Intellectual Property that has been used or relied upon in the operation of the Business during the past 12 months. Except for the Intellectual Property licensed to the Seller or the LLC or not used by the Seller or the LLC or described on SCHEDULE 3.18(b)(i), the Seller is the owner of all right, title and interest in and to each item of the Intellectual Property, free and clear of any material Encumbrances, and has the right to use, without payment to a third party, all of the Intellectual Property used by Seller.

                  (c) Patents.

                           (i) Neither the Seller nor the LLC has or had an
ownership interest in any Patent.

                           (ii) To the Seller's knowledge, the Seller does not
infringe, nor has the Seller or the LLC been alleged to infringe, any patent or other proprietary right of any other Person.

                  (d) Trademarks.

                           (i) SCHEDULE 3.18(d)(i) contains a complete and
accurate list and summary description of all Trademarks in which the Seller or the LLC has or had an ownership interest. The Seller is the owner of all right, title and interest in and to each of the Trademarks, free and clear of any material Encumbrances.

                           (ii) All Trademarks that have been registered with
the U.S. Patent and Trademark Office and/or foreign Trademark offices are currently in compliance with all formal legal requirements (including the timely post-registration applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date.

                           (iii) Except as set forth on SCHEDULE 3.18(d)(iii),
no Trademark has been or is now involved in any opposition, invalidation or cancellation and, to the Seller's knowledge, no such action is threatened with respect to any of the Trademarks.

                           (iv) To the Seller's knowledge, there is no
potentially interfering trademark or trademark application of any third party with respect to any Trademark that has been registered with the US Patent and Trademark Office and/or foreign Trademark offices.

                           (v) Except as set forth on SCHEDULE 3.18(d)(v), to
the Seller's knowledge, no Trademark is infringed or has been challenged or threatened in any way. The Seller does not infringe, nor has the Seller or the LLC been alleged to infringe, any trade name, trademark or service mark of any third party.

                           (vi) All products and materials containing a
registered Trademark bear the proper federal registration notice where permitted by law.

                  (e) Copyrights.

                           (i) Except as set forth in SCHEDULE 3.18(e), neither
the Seller nor the LLC has or had any registered Copyrights.

                           (ii) The Seller does not infringe, nor has the Seller
or the LLC been alleged to infringe, any copyright of any third party or a derivative work based on the work of that third party.

                  (f) Trade Secrets.

                           (i) To the Seller's knowledge, the Seller has good
title and an absolute right to use its Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Seller's knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than a Seller Party) or to the detriment of the Business. To the Seller's knowledge, no Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

                  (g) Domain Names.

                           (i) Schedule 3.18(g)(i) contains a complete and
accurate list of all Domain Names in which the Seller or the LLC has an ownership interest. The Seller is the owner of all right, title and interest in and to each of the Domain Names, free and clear of any material Encumbrances.

                           (ii) All Domain Names that have been registered are
currently in compliance with all formal legal requirements (including the timely post-registration requirements), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date.

                  3.19 Software.

                  (a) SCHEDULE 3.19(a) contains a complete list of all the Software Products, except for any license implied by the sale of a product and license rights for "off-the-shelf" third party application software that the Seller licenses for use in the Business ("Off-the-Shelf Software"). To Seller's knowledge, except as set forth in SCHEDULE 3.19(a), each Component performs substantially in accordance with the specifications, documentation and other written material used in connection with the use thereof and is free of defects in programming and operations except such defects as would not materially and adversely affect the use of such Component for its intended purposes.

                  (b) Except as specified on SCHEDULE 3.19(b), all right, title and interest in and to each Component is owned by the Seller, free and clear of all material Encumbrances. To the Seller's knowledge, no government funding was utilized in the development of any of the Software Products. To the Seller's knowledge, the use of each Component by the Seller does not violate any rights of any other Person, and the Seller or the LLC has not received any communication alleging such a violation. Except as specified on SCHEDULE 3.19(b), the Seller does not have any obligation to compensate any Person for the sale, license, distribution, marketing or use of the Components. The Seller or the LLC has not granted to any other Person any license, option or other right in or to any of the Software Products.

                  (c) Neither the Seller nor the LLC has or had any obligation owing to any Person to maintain, modify, improve or upgrade any of the Components, except under a customer-specific services agreement.

                  (d) Neither the Seller nor the LLC has or had disclosed the source codes for the Software Products to any Person other than to those Persons identified on SCHEDULE 3.19(d).

                  (e) To Seller's knowledge, there is no Year 2000 Problem with respect to the Business. Except as set forth on SCHEDULE 3.19(e), any license for the use of any Component permits the Seller or a third party to make all modifications, conversions or corrections necessary to permit such Component used in the Business to operate compatibly, in conformance with their respective specifications and to be Year 2000 Compliant, and any source code necessary to take any such action is validly in the possession of the Seller or an authorized agent or is subject to a source code escrow agreement. Except as set forth on
SCHEDULE 3.19(e), no Component of any System used in the Business, to Seller's knowledge, is subject to the federal export control Laws.

                  (f) SCHEDULE 3.19(f) lists all Contracts between or among the Seller, any employee thereof and a third party, that imparts or that imparted an obligation of noncompetition, secrecy, confidentiality or non-disclosure upon the Seller, any employee thereof or any third party. Except as described in
SCHEDULE 3.19(f), the Seller has no reason to believe that the Seller or any employee thereof either is or was under any obligation of noncompetition, secrecy, confidentiality or non-disclosure to any third party.

                  (g) Except as set forth in SCHEDULE 3.19(g), the applications of any Custom Software used in the Business to date and included in the Acquired Assets, together with all know-how and processes used in connection therewith, functions as intended, is in machine-readable form, and includes all computer programs, materials, tapes, know-how, object and source codes and procedures used by the Seller.

         3.20 Employee Relations. SCHEDULE 3.20 contains the following with respect to the Seller:

                  (a) a list of all employees of the Seller (including name, title and position);

                  (b) each such employee's date of hire and length of service;
and

                  (c) the compensation (including terms of payment, bonuses, commissions and deferred compensation, as well as any benefits) of each such employee.

Except as disclosed on SCHEDULE 3.20: (i) there have not been in the past five years and, to the knowledge of the Seller, there are not pending, any labor disputes, work stoppages, requests for representation, pickets or work slow-downs due to labor disagreements; (ii) there are and have been no unresolved violations of any Laws of any Governmental Entity respecting the employment of any employees; (iii) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the Seller, threatened before the National Labor Relations Board or similar body in any foreign country; (iv) there is no employment handbook, personnel policy manual, or similar document that creates prospective employment rights or obligations; (v) the employees of the Seller are not covered and the employees of the LLC were never covered by any collective bargaining agreement; (vi) the Seller or the LLC has provided or will timely provide prior to Closing all notices required by Law to be given prior to Closing to all foreign, local, state, federal or national labor, wage-payment, equal employment opportunity, unemployment insurance and related agencies; (vii) the Seller or the LLC has paid or properly accrued in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses; and (viii) the transactions contemplated by this Agreement will not create liability under any Laws of any Governmental Entity respecting reductions in force or the impact on employees on plant closing or sales of businesses. Except as set forth in SCHEDULE 3.20, all employees of the Seller presently working in the United States or otherwise are legally able to work in the United States or in the country in which such employee is employed.

         3.21 ERISA.

                  (a) SCHEDULE 3.21 contains a complete and accurate list of all Benefit Plans applicable to all Seller employees, and that is sponsored or maintained by the Seller or under which the Seller is obligated to contribute or participate. The Seller has delivered to the Buyer accurate and complete copies of all such Benefit Plan documents, all formal and informal amendments, and other documents relating thereto, including (if applicable) all summary plan descriptions.

                  (b) All such Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all time been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Laws.

                  (c) Except as is set forth in SCHEDULE 3.21, any such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, the Seller does not have any reason to suspect that such application for determination will be denied. To the knowledge of the Seller, nothing has occurred since the date of any such determination that is reasonably likely to adversely affect such qualification or exemption. Copies of the most recent Internal Revenue Service determination letters, if any, have been delivered to Seller. Except as set forth in SCHEDULE 3.21, neither Seller nor any ERISA Affiliate has never maintained or contributed to any other Benefit Plan.

                  (d) The Seller does not sponsor, maintain or contribute to, and has never sponsored, maintained or contributed to, or had any liability with respect to any employee benefit plan subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA, nor does it have a current or contingent obligation to, or ever had an obligation to, or have any other liability with respect to, contribute to any multiemployer plan (as defined in Section 3(37) of ERISA).

                  (e) Except as otherwise set forth on SCHEDULE 3.21, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated thereby will (i) result in any payment to be made by the Seller becoming due to any employee or former employee, officer or director, or (ii) increase or vest any benefits payable under any Benefit Plan.

                  (f) To the knowledge of the Seller, except as otherwise set forth on SCHEDULE 3.21, any amount that could be or has been received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Seller who is a disqualified individual (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect will not be characterized as an excess parachute payment (as such term is defined in Section 280G(b)(1) of the Code) (determined without regard to any payment made after the Closing pursuant to a transaction or an obligation undertaken after the Closing). The Seller has not declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement.

                  (g) The Seller has paid, or will pay prior to the Closing, all amounts that the Seller is required to pay as contributions and/or premiums to the Benefit Plans prior to the Closing.

         3.22 Corporate Records. The minute books of the Seller and the LLC contain complete, correct and current copies of their respective Charter Documents and by-laws, as applicable, and of all material minutes of meetings, resolutions and other proceedings of their respective Board of Directors, stockholders, members and managers, as applicable.

         3.23 Absence of Certain Changes. The Business has been conducted in the ordinary course since December 31, 1998, and there has not been with respect to the Seller or the LLC any of the items specified below since December 31, 1998:

                  (a) any change that has had or is reasonably likely to have a Material Adverse Effect;

                  (b) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise, except as set forth in SCHEDULE 3.23(b);

                  (c) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement other than ordinary terminations and hires, except as set forth in SCHEDULE 3.23(c);

                  (d) any sale, assignment or transfer of Acquired Assets, or any additions to or transactions involving any Acquired Assets, other than those made in the ordinary course of business;

                  (e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held; or

                  (f) any payments to any Affiliate of a Seller Party, other than wages and reimbursements in accordance with past practices and except as specified in SCHEDULE 3.23(f).

         3.24 Previous Sales; Warranties. Neither the Seller nor the LLC has or had breached any express or implied warranties in any material way in connection with the sale or distribution of goods or the performance of services, except for breaches that, individually and in the aggregate, are not material and are consistent with past practice of the Business.

         3.25 Customers and Suppliers. Each of the Seller and the LLC has or had used reasonable business efforts to maintain, and the Seller currently maintains, good working relationships with all of the customers and suppliers of the Business. SCHEDULE 3.25 specifies for each year of the two years ending December 31, 1998 and 1999 the names of the respective customers that were, in the aggregate, the 20 largest customers in terms of dollar value of products or services, or both, sold by the Business. Except as specified on SCHEDULE 3.25, none of such customers has given either the Seller or the LLC notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with the Seller. SCHEDULE 3.25 also specifies for each year of the two years ending December 31, 1998 and 1999 the names of the respective suppliers that were, in the aggregate, the 20 largest suppliers in terms of dollar value of products or services, or both, used by the Seller or the LLC. None of such suppliers has given the Seller or the LLC notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with the Seller.

         3.26 Operation of the Business. Except as described on SCHEDULE 3.26,
(a) the Business has been conducted only through the Seller or the LLC and not through any other divisions or any direct or indirect subsidiary or Affiliate of the Seller or the LLC, and (b) no part of the Business has been operated by any Person other than the Seller or the LLC. No Person other than the Seller owns or possesses any assets or properties that are used in the Business, other than Persons who have granted to the Seller or its predecessor leasehold interests in or valid licenses to use other assets or properties used in the Business pursuant to Contracts that are listed on SCHEDULE 3.26. Neither the Seller nor any Affiliate of the Seller, engages, directly or indirectly, in any business activities that are competitive with the Business.

         3.27 Finder's Fees. Except as described on SCHEDULE 3.27, no Person retained by the Seller is or will be entitled to any commission or financial advisor's or similar fee in connection with the transactions contemplated by this Agreement.

         3.28 Investment Representations.

                  (a) Each Seller Party (i) has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares, (ii) fully understands the nature, scope and duration of the limitations on transfer contained in this Agreement and (iii) can bear the economic risk of an investment in the Shares and can afford a complete loss of such investment. Each Seller Party has had an adequate opportunity to ask questions and receive answers from the officers of the Buyer Parties concerning any and all matters relating to the transactions described herein including without limitation the background and experience of the officers and directors of the Buyer Parties. Each Seller Party has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to its satisfaction. Each Seller Party acknowledges that the officers of the Buyer Parties have not assured, guaranteed or otherwise led any Seller Party to expect any particular level of performance in the market value or other value of the Shares.

                  (b) Each Seller Party further represents, warrants, acknowledges and agrees that it (i) is acquiring the Shares under this Agreement for its own account, and not on behalf of other persons, and for investment and not with a view to the resale or distribution of all or any part of the Shares and (ii) will not sell or otherwise transfer the Shares prior to the date on which the Required Registration Statement is declared effective by the Commission unless, in the opinion of counsel who is satisfactory to the Buyer Parties, the transfer can be made without violating the registration provisions of the Securities Act and the rules and regulations promulgated thereunder.

                  (c) Each Seller Party further represents, warrants, acknowledges and agrees that it is making an investment decision based solely on its review of the documents filed publicly by Parent with the Securities and Exchange Commission and the terms of the Transaction Documents and is not relying, and has not relied, upon anything outside of the immediately aforementioned sources in making its investment decision, other than such documents requested from the Buyer Parties listed on SCHEDULE 3.28(c).

                  (d) Each Seller Party, individually, represents and warrants that it is an accredited investor as that term is defined in Rule 501(a) of Regulation D. Each Seller Party understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Buyer Parties are relying upon the truth and accuracy of, and the Seller Parties' compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Seller Parties set forth herein in order to determine the availability of such exemptions and the eligibility of the Seller Parties to acquire the Shares.

                  (e) The Seller Parties each understand that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

                  (f) Each Seller Party understands that, until such time as the Shares have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 or any other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE

OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

         3.29 Additional Information. SCHEDULE 3.29 accurately sets forth the following:


                  (a) the names of all officers and directors of the Seller;

                  (b) the names of all Persons holding powers of attorney from a Seller Party and a summary statement of the terms thereof; and

                  (c) all names under which each Seller Party has conducted any Business or which they have otherwise used at any time during the past five years.

         3.30 Transactions with Affiliates. Except as set forth on SCHEDULE 3.30, no Affiliate of any Seller Party owns or has a controlling ownership interest in any Person that is a party to any Contract with respect to the Acquired Assets or the Business.

         3.31 Reorganization. Prior to the date hereof, the LLC adopted a plan of complete liquidation providing for the transfer of the Acquired Assets and Assumed Liabilities of the LLC to the Seller.

4.       REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE PARENT.

The Buyer and the Parent, jointly and severally, hereby represent and warrants to the Seller Parties, as follows:

         4.1 Organizational Status. The Parent is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth Pennsylvania and is qualified to do business in any jurisdiction where it is required to be so qualified except where the failure to so qualify would not have a Material Adverse Effect. The Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware and is qualified to do business in any jurisdiction where it is required to be so qualified except where the failure to so qualify would not have a Material Adverse Effect.

         4.2 Authorization. Each of the Parent and the Buyer have the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by the Parent and the Buyer has been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by the Parent or the Buyer has been duly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against it in accordance with its terms, subject to applicable laws of bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally. No vote of Parent's shareholders is needed to approve the transactions contemplated by this Agreement. Each of the Parent and the Buyer have the requisite power and authority to (i) to conduct its business in the manner in which its business is currently being conducted, and (ii) to own and use its assets in the manner in which its assets are currently owned and used.

                  4.3 Consents and Approvals. Except for filings that may be required to comply with the HSR Act, neither the execution and delivery by the Parent and the Buyer of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by the Parent or the Buyer (a) require any filing, consent, renegotiation or approval (other than the approval of the Board of Directors of the Parent and the Buyer), and
(b) to the knowledge of the Buyer Parties, constitute a Default or cause any payment obligation to arise under (i) any Law or Court Order to which the Buyer or the Parent is subject, (ii) the Charter Documents or operating agreement of the Buyer or the Parent, or (iii) any Contract, Governmental Permit or other document to which the Buyer or the Parent is a party or by which the properties or other assets of the Buyer or the Parent may be bound.

                  4.4 Finder's Fees. No Person retained by the Buyer or the Parent is or will be entitled to any commission, financial advisor's or finder's or similar fee in connection with the Transactions.

                  4.5 SEC Reports. The Parent has heretofore delivered or made available to the Seller Parties, in the form filed with the Commission, together with any amendments thereto, all documents that the Parent has been required to file with the Commission (collectively, the "SEC Reports"). As of the time it was filed with the Commission (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  4.6 Reorganization Treatment. As of the time of the Closing, either (a) the Buyer will be disregarded as an entity separate from the Parent pursuant to Treasury Regulation Section 301.7701-3(b)(1)(ii) or (b) the Buyer shall have duly and validly elected to be treated as an association for federal tax purposes pursuant to Treasury Regulation Section 301.7701-3(c) (a "Corporate Election"). Immediately before and as of the time of the Closing, the Parent (and the Buyer, if it has made a Corporate Election) will be a domestic corporation within the meaning of Section 368(a)(1)(C) of the Code and, if the Buyer has made a Corporate Election, the Parent will be in control of the Buyer within the meaning of Section 368(c) of the Code. Neither the Parent nor the Buyer is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

5.       COVENANTS OF THE SELLER PARTIES

         5.1 Conduct of the Business. Between the date of this Agreement and the Closing Date:

                  (a) The Seller shall conduct its Business in all material respects in the ordinary course and use commercially reasonable efforts to maintain the good will of all current business relationships.

                  (b) The Seller shall use commercially reasonable efforts to preserve substantially intact its business organization and keep available the services of each of its present officers and employees.

                  (c) The Seller shall not, without the prior written consent of the Buyer, amend its Charter Document or bylaws, if applicable, and shall not, without the prior written consent of the Buyer:

                           (i) issue, sell or otherwise dispose of any of its
capital stock, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its capital stock;

                           (ii) reclassify, split up or otherwise change its
capital stock;

                           (iii) be party to any merger, consolidation or other
business combination; or

                           (iv) sell, lease, license or otherwise dispose of any
of the Acquired Assets (including, but not limited to rights with respect to the Intellectual Property), except in the ordinary course of business;

                  (d) The Seller shall not, without the prior written consent of the Parent:

                           (i) declare, make or pay any dividends or other
distributions, except for (x) distributions to the Shareholders in an amount equal to the good faith estimate of their aggregate tax liability for the period between January 1, 2000 and the Closing Date and (y) distributions of Excluded Assets;

                           (ii) borrow any funds or otherwise become subject to,
whether directly or by way of guarantee or otherwise, any indebtedness for borrowed money, except for borrowings in the ordinary course of business under the Seller's existing line of credit;

                           (iii) acquire or dispose any of the Acquired Assets,
other than Inventory in the ordinary course of business consistent with past practices;

                           (iv) create any material Encumbrance on any of the
Acquired Assets;

                           (v) except in the ordinary course of business,
increase in any manner the compensation of any partner, director or officer or increase in any manner the compensation of any class of employees;

                           (vi) create or materially modify any bonus, deferred
compensation, pension, profit sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice or any other employee benefit plan, except as set forth on SCHEDULE 5.1(d)(vi);

                           (vii) enter into, amend, modify, terminate (partially
or completely), grant any waiver under or give any consent with respect to any Contract;

                           (viii) violate, breach or default under in any
material respect, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under any term or provision of any Contract or any License;

                           (ix) engage in any transaction with respect to its
Business with any partner, officer, director, Affiliate or associate of a Seller Party or any associate of any such partner, officer, director or Affiliate;

                           (x) make any capital expenditure or acquire any
property or assets for a cost in excess of $5,000 in any one case or $50,000 in the aggregate except as set forth on SCHEDULE 5.1(d)(x);

                           (xi) enter into any agreement that materially
restricts it from carrying on its Business;

                           (xii) cancel any material debts of others or waive
any material claims or rights;

                           (xiii) act or omit from taking any action that would
cause any of the representations and warranties in SECTION 3 to be inaccurate;
or

                           (xiv) entering into any Contract to do or engage in
any of the foregoing.

         5.2 Access to Information. From the date hereof and up to and including the Closing Date, the Seller Parties shall give the Buyer Parties and its representatives (including Parent's accountants, counsel, consultants, employees and such other representatives as Parent may designate from time to time), upon reasonable notice and during normal business hours, full access to the Real Property, Contracts, books, records and affairs of the Seller. The Seller Parties shall cause the Seller's officers and employees to furnish to Parent all documents, records and information (and copies thereof) related to the Business as Parent or its representatives may reasonably request.

         5.3 Satisfaction of Liabilities. After the Closing, the Shareholders shall cause the Seller to satisfy, in accordance with the terms thereof, any and all third party Liabilities that are not Assumed Liabilities.

         5.4 Compliance with Laws, etc. The Seller shall comply with all laws, ordinances, rules, regulations and orders applicable to the Seller or the Business, its business operations, properties or the Acquired Assets, noncompliance with which might materially affect the Seller.

         5.5 Exclusivity. Except with respect to this Agreement and the transactions contemplated hereby, none of the Seller Parties or their affiliates shall, and each of them shall cause its respective employees, agents and representatives (including, without limitation, any investment banking, legal or accounting firm retained by it or them and any individual member or employee of the foregoing) (each, an "Agent") not to, (a) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or any portion of the assets or any equity securities of the Seller (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any Person relating to an Acquisition Proposal, (c) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal, or (d) enter into or consummate any agreement or understanding with any Person or entity relating to an Acquisition Proposal, except for the transactions contemplated hereby. If the Selling Parties, or any of their respective Agents, have provided any person or entity (other than the Buyer Parties) with any confidential information or data relating to an Acquisition Proposal, then they shall request the immediate return thereof. The Selling Parties shall notify the Buyer Parties immediately if any inquiries, proposals or offers related to an Acquisition Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to an Acquisition Proposal are sought to be initiated or continued with, it or any individual or entity referred to in the first sentence of this SECTION 5.5.

         5.6 Third-Party Approvals. Prior to the Closing Date, the Seller Parties shall satisfy any requirement for notice and approval of the transactions contemplated by this Agreement under applicable agreements with third parties, including, without limitation, all Governmental Entities, and shall provide the Buyer Parties with satisfactory evidence of such third-party approvals.

         5.7 Competition and Confidentiality.

                           (a) During the period beginning on the Closing Date
and ending on the third anniversary thereof (the "Non-Competition Period"), none of the Seller Parties nor any Affiliates of a Seller Party (each, a "Restricted Party") shall, within North America, directly or indirectly, in any capacity, render services, engage or have a financial interest in, any business that shall be competitive with any of those business activities that have constituted part of the Business (other than in respect of the Excluded Assets specified in SCHEDULE 1.1) during the 12 months immediately preceding the date hereof, nor shall any Restricted Party assist any Person that shall be engaged in any such business activities, including making available any information or funding to any such Person; provided, however, that nothing in this SECTION 5.7 shall prohibit any Restricted Party from owning up to 5% of the issued and outstanding securities of any publicly traded company. During the Non-Competition Period, no Restricted Party shall solicit any employee of the Business hired by the Buyer for the purposes of having any such employee terminate his or her employment with the Buyer or its subsidiaries. In addition, during the Non-Competition Period, each Restricted Party immediately shall inform any Person that inquires about the Business that it has been sold to the Buyer, and such Restricted Party shall promptly inform the Buyer of such inquiry. If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable Law, including with respect to time or space, the court is hereby requested and authorized by the Parties to revise the foregoing restriction to include the maximum restrictions allowable under applicable Law. Each Restricted Party acknowledges, however, that this SECTION 5.7 has been negotiated by the Parties and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the Business.

                           (b) No Restricted Party will, at any time, represent
that it is continuing to carry on the Business, except in connection with any Restricted Party's employment by the Buyer or its subsidiaries following the Closing.

                           (c) Each Seller Party recognizes and acknowledge that
by reason of its involvement with the Business, it has had access to Trade Secrets relating to the Business. Each Seller Party acknowledges that such Trade Secrets are a valuable and unique asset and covenants that it will not allow the disclosure of any such Trade Secrets to any Person for any reason whatsoever, unless such information is in the public domain through no wrongful act of such Seller Party or such disclosure is required by law.

                           (d) The terms of this SECTION 5.7 shall apply to any
Restricted Party that is not one of the Parties to the same extent as if it were a party hereto, and each Seller Party shall take whatever reasonable actions may be necessary to cause any of its controlled Affiliates to adhere to the terms of this SECTION 5.7.

                           (e) In the event of any breach or threatened breach
by any Restricted Party of any provision of this SECTION 5.7, the Buyer and its subsidiaries shall be entitled to injunctive or other equitable relief, restraining such party from using or disclosing any Trade Secrets in whole or in part, or from engaging in conduct that would constitute a breach of the obligations of a Restricted Party under this SECTION 5.7. Such relief shall be in addition to and not in lieu of any other remedies that may be available, including an action for the recovery of Damages.

                           (f) It is expressly acknowledged and emphasized that
the agreements of the Seller Parties to be bound by the terms and conditions of this SECTION 5.7 are material and indispensable to this Agreement and that without the agreements of the Selling Parties to be bound by this SECTION 5.7, as well as the other provisions of this Agreement, the Buyer Parties would not have entered into this Agreement.

         5.8 Transfer of Acquired Assets and Business. On and prior to the Closing Date, the Seller Parties shall take such reasonable steps as may be necessary or appropriate, in the judgment of the Buyer, at and after the Closing so that the Buyer shall be placed in actual possession and control of all of the Acquired Assets and the Business. In furtherance thereof, the Seller shall execute and deliver such additional instruments of conveyance and transfer as the Buyer may reasonably require, in the judgment of the Buyer, in order to more effectively vest in it, and put it in possession of, the Acquired Assets.

         5.9 Employees and Business Relations. From the date hereof and up to and including the Closing Date, the Seller Parties shall use commercially reasonable efforts (but shall not be required to increase wages or benefits) to keep available the services of the current employees and agents of the Seller and to maintain its relations and goodwill with the suppliers, customers, distributors of the Seller and any others having a business relation with the Seller. In addition, between the date of this Agreement and the Closing Date, to the extent requested by the Buyer, the Seller Parties shall introduce the Buyer Parties to the customers and suppliers of the Seller and recommend that they continue doing business with the Seller after the Closing Date.

         5.10 Related Parties. The Principals and the Shareholders shall and shall cause the Seller and any other controlled Affiliate to take any action that may be necessary to carry out the transactions contemplated hereby.

         5.11 Update Disclosure Schedules. Between the date hereof and the Closing Date, the Seller Parties shall promptly disclose to Parent in writing any information set forth in the Disclosure Schedules that is no longer complete, true or applicable and any information of the nature of that set forth in the Disclosure Schedules that arises after the date hereof and that would have been required to be included in the Disclosure Schedules if such information had been obtained on the date of delivery thereof.

         5.12 Treatment of the Seller's Benefit Plans. The Seller shall take whatever action is necessary to cause the adoption of resolutions to terminate the American IC Exchange 401(k) Profit Sharing Plan (the "Seller's 401(k) Plan") as of the Closing Date, subject to the subsequent approval of the Internal Revenue Service (the "IRS"). Buyer will assume and maintain all other Benefit Plans, provided that Buyer will not be obligated to maintain any such Benefit Plan for any period of time after the Closing Date. Parent shall, in its sole discretion, cause any plan that is qualified under Section 401(a) of the Code that is maintained by Parent or the Buyer to accept any voluntary rollover contribution or transfer from any similarly qualified plan that is maintained by the Seller. The Seller shall, within 90 days after the Closing Date, apply for a post-Closing determination from the IRS that the termination of the Seller's 401(k) Plan has not adversely affected the Seller's 401(k) Plan's qualified status under Section 401(a) of the Code. The Seller shall take all reasonable and necessary steps to obtain a favorable determination letter from the IRS on the Seller's 401(k) Plan.

         5.13 Change of Name. Within ninety (90) days after the Closing Date, the Seller Parties will take such action as may reasonably be requested by Parent or Buyer to make the "American IC Exchange" name available to them.

6.       COVENANTS OF THE BUYER PARTIES

         6.1 Related Parties. Parent shall cause any other controlled Affiliate to take any action that may be necessary to carry out the Transactions.

         6.2 Bulk Sales. The Buyer and Parent hereby waives the Seller's compliance with any bulk sales laws that may apply to the Transactions, including with respect to Taxes; provided, however, that the Seller Parties hereby, jointly and severally, indemnify the Buyer and Parent against any Damages that either the Buyer or Parent may incur that it would not have incurred if the Seller had complied with any such bulk sales laws, and, provided further, that the Seller Parties shall be entitled to dispute or challenge any such Damages prior to satisfying the same.

         6.3 Registration Rights.

                           (a) Parent shall use its commercially reasonable best
efforts to cause to be filed a registration statement (the "Required Registration Statement") with the Commission within 90 days after the Closing Date and use its commercially reasonable best efforts to cause the Required Registration Statement to be declared effective by the Commission, as soon as possible thereafter with respect to the Stock Consideration, the Additional Stock Consideration and any Earn-Out Shares received by the Seller prior to such time the Required Registration Statement is declared effective (the "Registration Shares"). Parent shall use its commercially reasonable best efforts to cause the Required Registration Statement to remain effective for 12 months after the Required Registration Statement has been declared effective by the Commission.

                  (b) Parent will pay the expenses related to the registration of the Registration Shares; provided, however, the Seller Parties shall pay any underwriting commissions and selling expenses related to the registration of the Registration Shares.

                  (c) Parent shall furnish to the Shareholders such reasonable number of copies of the Required Registration Statement, such prospectuses as are contained in the Required Registration Statement and such other documents as the Shareholders may reasonably request in order to facilitate the offering of the Registration Shares.

                  (d) Parent shall prepare and promptly file with the Commission and promptly notify the Shareholders of the filing of such amendments or supplements to the Required Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions, if, at the time when a prospectus relating to the Registration Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Upon the delivery of any notice by Parent to the Shareholders that the Required Registration Statement or the prospectus contained therein contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if Parent is engaged in any conduct that, in the good faith judgment of Parent's Chief Financial Officer, requires the Shareholders to refrain from selling Shares under such prospectus, the Shareholders shall not sell any Shares under such prospectus until Parent has informed the Shareholders that the Shareholders can once again sell Shares under such prospectus. Parent shall also advise the Shareholders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Required Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. In the event the Shareholders are required to refrain from selling Shares for a certain period of time as a result of an event described in this SECTION 6.3(d), the Parent shall cause the effectiveness of the Required Registration Statement to be extended for that same amount of time.

                  (e) The Shareholders shall furnish Parent with such information regarding the Shareholders as Parent may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                  (f) Indemnification.

                           (i) Parent will indemnify and hold harmless the
Shareholders from and against any and all losses, damages, liabilities, costs and expenses to which the Shareholders or any such controlling person may become subject under the Securities Act or otherwise, insofar


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
as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement or alleged untrue statement of any material fact contained in the Required Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, Parent will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by or on behalf of a Shareholder.

                           (ii) Each of the Shareholders, jointly and severally,
will indemnify and hold harmless Parent and each person, if any, who controls Parent within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which Parent or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Required Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of a Shareholder for use in the preparation thereof.

                           (iii) Promptly after receipt by an indemnified party
pursuant to the provisions of SECTION 6.3(f)(i) or (ii) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of SECTION 6.3(f)(i) or (ii), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of SECTION 6.3(f)(i) or (II) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (x) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (y) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or
(z) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

            (g) Contribution. If the indemnification provided for in this
SECTION 6.3(g) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

      6.4 Certain Tax Matters.

            (a) Neither Parent nor Buyer shall take any action that reasonably could be expected to cause the Transactions to fail to qualify as a reorganization within the meaning of Section 368(a)(1) of the Code or corresponding provisions of state or local Tax law.

            (b) The Parties acknowledge and agree that no part of the Purchase Price is allocable to the covenants of the Seller Parties under SECTION 5.7 for Tax or financial reporting purposes, and that for Tax and financial reporting purposes the Purchase Price is allocable solely to the Acquired Assets.

            (c) For purposes of this Agreement, Taxes other than income Taxes shall be allocated to periods before or after Closing based on the actual revenue, receipts, income, expense, loss, and operations of the Seller during such periods, and in the case of ad valorem Taxes based on the lapse of time before and after Closing during the relevant Tax period.

            (d) Shareholders shall be entitled to all refunds of Taxes relating to any period or partial period before Closing, and Parent and Buyer shall pay to Shareholders the amount of such refund promptly upon receipt thereof by Parent or Buyer.

7.    MUTUAL COVENANTS

      7.1 Fulfillment of Closing Conditions. Between the date of this Agreement and the Closing Date, each Party shall use commercially reasonable efforts to fulfill the conditions specified in SECTIONS 8.1 and 8.2. In connection with the foregoing, each Party will (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate as of the Closing, and take any reasonable actions within its control that would be necessary to prevent its representations and warranties from being inaccurate as of the Closing, (b) execute and deliver the applicable agreements and other documents referred to in SECTIONS 8.1 and 8.2, (c)


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
comply with all applicable Laws in connection with its execution, delivery and performance of this Agreement and the Transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any Laws (including any approval required under the HSR Act), Contracts or otherwise, including any Seller Required Consents in the case of the Seller and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions.

      7.2 Employees.

            (a) At least 10 Business Days prior to the Closing Date, the Seller shall provide the Buyer a list of all employees of the Seller who have been engaged in the Business at any time during the past 12 months ("Eligible Employees") identified by name, U.S. social security number (if applicable, and, if not, a valid I-9 Form for such employee), hire date and then current base salary or hourly wage. The Seller shall not take any actions to prevent or inhibit any of its employees from accepting employment with the Buyer. The Seller shall remain solely responsible for all Liabilities arising out of or related to the employment of any employee of the Business (including without limitation, in connection with the consummation of the Transactions) who does not accept employment from the Buyer.

            (b) The Buyer shall offer or cause to be offered employment to all employees of the Seller upon such terms as the Buyer deems appropriate, except that said offers of employment shall be at the same rate of cash compensation at which each such employee is being paid by the Seller immediately prior to the Closing Date (including changes in compensation which occur in the ordinary course of business) and with the same employee benefits (other than such benefits provided under the Seller's 401(k) Plan and the Seller's Cafeteria
Plan) provided to such employees immediately prior to the Closing Date, with such employment being effective as of the Closing Date or, in the case of any employee on worker's compensation, disability, or authorized leave of absence, the date the employee is able to return to work or their leave otherwise expires. Effective as of the Closing Date, or such later date as specified above, all employees of the Seller who accept the Buyer's offer of employment will become employees of the Buyer.

            (c) No later than 10 Business Days prior to the Closing Date, the Seller shall provide each of the Seller's employees with an outstanding loan under the Seller's 401(k) Plan with the opportunity to receive a loan directly from the Seller to enable the employee to repay such outstanding loan balance under the Seller's 401(k) Plan. The Seller's loan to the employee shall be evidenced by a legally enforceable note on substantially the same terms as the employee's loan under the Seller's 401(k) Plan. Within 10 Business Days prior to the Closing Date, the Seller shall provide Buyer with a list of all employees who have entered into loans with the Seller and copies of the notes evidencing such loans. The Buyer hereby agrees to assume only those outstanding loans for those specified employees who become employees of the Buyer on the Closing Date. Such loans shall be assumed by the Buyer under the same terms and conditions of such loan between the Seller and the specified employees.

      7.3 Disclosure of Certain Matters. The Seller Parties on the one hand, and Buyer on the other hand, shall give the Seller Parties and the Buyer, respectively, prompt notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed by such Party under this Agreement, (b) would cause any of the representations and warranties of such Party contained herein to be inaccurate or otherwise misleading, except as contemplated by the terms hereof or (c) gives any such Party any reason to believe that any of the conditions set forth in SECTION 8.1 or 8.2 will not be satisfied prior to the Termination Date (defined below).

      7.4 Additional Financial Statements. Within 45 days after the Closing Date, the Parties shall cause Deloitte & Touche to prepare and deliver to the Parties audited financial statements of the Business for the period from January 1, 2000 until the Closing Date consisting of a balance sheet as of the Closing Date and related statements of income and cash flows for the period then ended (the "Closing Financial Statements"). In preparing the Closing Financial Statements, Deloitte & Touche shall follow GAAP, consistently applied and in accordance with the Seller's past practices.

      7.5 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Transactions will be issued, if at all, at such time and in such manner as Parent determines. Unless consented to by Parent in advance or required by Law, prior to the Closing, the Seller Parties shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person other than the Seller's Representatives. The Seller Parties and Parent will consult with each other concerning the means by which the Seller's employees, customers, and suppliers and others having dealings with the Seller will be informed of the Transactions, and the Buyer Parties will have the right to be present for any such communication.

      7.6 Transfer Taxes. The Seller and the Buyer shall each pay at the Closing one-half of all state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Acquired Assets hereunder. Notwithstanding anything to the contrary, the Buyer shall pay all such taxes in the event the Closing has not occurred on or prior to July 15, 2000, solely as a result of circumstances within the control of the Buyer Parties.

      7.7 Confidentiality. If the Transactions are not consummated, each Party shall treat all information obtained in its investigation of another Party or any Affiliate thereof, and not otherwise known to them or already in the public domain, as confidential and shall return to such other Party or Affiliate all copies made by it or its representatives of confidential information provided by such other Party or Affiliate.

      7.8 Expenses. The Parties shall each pay all of their respective legal, accounting and other expenses incurred by such Party in connection with the Transactions, provided, however, that the Buyer or Parent, as the case may be, shall assume and pay on behalf of the Seller the valid reorganization expenses of Seller solely and directly related to such reorganization (namely investment banking fees, attorneys' fees and accounting fees, and the premiums payable in connection with the Representation and Warranty Insurance), in each case upon presentation of invoices relating thereto, up to an aggregate amount not to exceed $3,000,000.

      7.9 Goodwill. Buyer shall not write off any goodwill, for tax purposes, of the Business in connection with the acquisition of Acquired Assets.

      7.10 Accounts Receivable. Immediately following the 90-day anniversary of the Closing Date, the Parties shall review SCHEDULE 3.10 and determine whether all of the Accounts Receivable listed on such schedule have been collected. If there are any accounts on such schedule that have not been collected, the Buyer shall be entitled to recover such amount after taking into account the $250,000 reserve from the Seller Parties (the "AR Deficiency"). In the event the Buyer recovers the AR Deficiency from the Seller Parties after the Seller Parties have made a claim for such AR Deficiency against the Representation and Warranty Insurance, the Buyer shall assign the Accounts Receivable for which there is an AR Deficiency to the Seller and the Seller shall be entitled to recover any such AR Deficiency to the extent any such recovery is permitted pursuant to the written approval of the insurance company party to the Representation and Warranty Insurance.

8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

      8.1 Conditions Precedent to Obligations of the Seller Parties. All obligations of the Seller Parties to consummate the Transactions shall be subject to the satisfaction at or prior to the Closing Date of each of following conditions, any of which may be waived, in writing, exclusively by the Seller:

            (a) Representations and Warranties. The representations and warranties of the Buyer Parties in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct and as of the Closing Date as though each such representation and warranty was made on and as of the Closing Date; provided, however that for purposes of this SECTION 8.1(a) only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, result or would reasonably be expected to result in a material reduction in the benefits to be received by the Seller hereunder.

            (b) Agreements, Conditions and Covenants. The Buyer Parties shall have performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date; provided, however, that for purposes of this SECTION 8.1(b) only, the Buyer Parties shall have deemed to have complied with such agreements, conditions and covenants unless the failure or failures to do so, individually or in the aggregate, result or would reasonably be expected to result in a material reduction in the benefits to be received by the Seller hereunder.

            (c) Legality. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the Transactions illegal or otherwise prohibiting the consummation of the Transactions. The Parties shall have received any clearance that may be required under the HSR Act hereunder.

            (d) Resale Certificate. The Buyer shall furnish any resale certificate or documents reasonably requested by the Seller to ensure exemption of the transactions contemplated by this Agreement from the sales and use tax laws of the State of California.

      8.2 Conditions Precedent to the Obligations of the Buyer Parties. All obligations of the Buyer Parties to consummate the Transactions shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Buyer
Parties:

            (a) Representations and Warranties. The representations and warranties of the Seller Parties contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this SECTION 8.2(a) only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, result or would reasonably be expected to result in a material reduction in the benefits to be received by the Seller Parties hereunder.

            (b) Agreements, Conditions and Covenants. The Seller Parties shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with or by them on or before the Closing Date; provided, however, that for purposes of this SECTION 8.2(b) only, the Seller Parties shall have deemed to have complied with such agreements, conditions and covenants unless the failure or failures to do so, individually or in the aggregate, results or would reasonably be expected to result in a material reduction in the benefits to be received by the Buyer Parties hereunder.

            (c) Legality. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and (a) has the effect of making the Transactions illegal or otherwise prohibiting the consummation of the Transactions or (b) in the sole determination of Parent, has a reasonable likelihood of causing a material reduction in the benefits to be received by the Buyer Parties hereunder.

            (d) Repayment of Indebtedness. Prior to and as of the Closing Date, the Principals, the Shareholders and the employees of the Seller shall have repaid to the Seller in full all amounts owing to the Seller by the Principals, the Shareholders and the employees of the Seller.

            (e) Representation and Warranty Insurance. The Parent shall have received evidence satisfactory to it that the Seller Parties have obtained representation and warranty insurance for a term of 24 months commencing from the Closing Date in an amount equal to $11,750,000 listing the Buyer Parties as named insured therein (the "Representation and Warranty Insurance").

            (f) Due Diligence Review. The Buyer Parties shall have completed and shall be fully satisfied in its sole discretion with the results of its review of, and its other due diligence investigations with respect to, among other things, the Business, management, operations, results of operations, assets, Liabilities, properties, Acquired Assets, employee benefits matters, prospects and condition (financial and otherwise) of the Seller, including contacts with customers, suppliers and employees; provided, however, that Buyer Parties obtain the consent of the Seller prior to making contacts with customers, suppliers and employees.

            (g) Disclosure Schedules. Parent, in its sole discretion, shall be satisfied with the form and substance of the Disclosure Schedules and any updated versions thereof.

            (h) Seller Required Consents and Approvals. All consents, approvals and actions of, filings with and notices to any governmental or regulatory authority (including any clearance that may be required under the HSR Act) necessary to permit the Buyer Parties and the Seller Parties to perform their obligations under this Agreement, to enable the Buyer to operate the Business as it was operated on the date hereof by the Seller and to consummate the Transactions (i) shall have been duly obtained, made or given, (ii) shall be in form and substance reasonably satisfactory to Parent, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and
(iv) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall have occurred.

            (i) Third Party Consents. All consents (or in lieu thereof waivers) to the performance by the Buyer and the Seller of their obligations under this Agreement or to the consummation of the transaction contemplated hereby as are required under any Contract to which the Buyer or the Seller is a party or by which any of their respective assets are bound (i) shall have been obtained,
(ii) shall be in form and substance reasonably satisfactory to the Buyer, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to have a Material Adverse Effect or otherwise result in a material diminution of the benefits of the Transactions to the Buyer. Notwithstanding the foregoing sentence, the parties agree that Seller, in satisfaction of this
SECTION 8.2(i) (but without limiting any other obligations of Seller hereunder), shall be required to obtain such consents, and only such consents (or, in lieu thereof ,waivers) in conformity with subsections (ii) and (iii) of this Section 8.2(i) under each Contract identified with an asterisk (*) on SCHEDULE 3.3.

9.    INDEMNIFICATION; SURVIVAL

      9.1 By the Seller Parties. From and after the Closing Date, the Seller Parties, jointly and severally, shall indemnify and hold harmless each of Parent and the Buyer and (if any) their respective successors and assigns, and their respective officers, directors, employees, stockholders, agents, Affiliates and any Person who controls any of such Persons within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Buyer Party") from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable "attorneys", "consultants" and other professional fees and disbursements of every kind, nature and description incurred by such Indemnified Buyer Party in connection therewith, including consequential and punitive damages) (collectively, "Damages") that such Indemnified Buyer Party may sustain, suffer or incur and that result from, arise out of or relate to (a) any breach of any of the representations, warranties, covenants or agreements of a Seller Party contained in this Agreement, (b) any Unassumed Liability, (c) any Liability arising out of or related to the actual or constructive termination of any employee by Seller or the LLC,

(d) any Liability arising out of employment-related claims relating to, or arising out of, the continued employment of employees by the Seller or the LLC (i.e., those who have not accepted employment with the Buyer as of the Closing
Date), and (e) any Liability of the Seller or the LLC relating to any Excluded Asset.

      9.2 By Parent and the Buyer. From and after the Closing Date, Parent and the Buyer, jointly and severally, shall indemnify and hold harmless the Seller Parties and their respective successors and assigns, and (if any) their respective officers, directors, employees, stockholders, agents, Affiliates and any Person who controls any of such Persons within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Seller Party") from and against any Damages that such Indemnified Seller Party may sustain, suffer or incur and that result from, arise out of or relate to (a) any breach of any of the respective representations, warranties, covenants or agreements of the Buyer Parties contained in this Agreement and (b) any Assumed Liability.

      9.3 Procedure for Claims.

            (a) Any Person who desires to seek indemnification under any part of this SECTION 9 (each, an "Indemnified Party") shall give written notice in reasonable detail (a "Claim Notice") to each Party responsible or alleged to be responsible for indemnification hereunder (an "Indemnitor") prior to any applicable Expiration Date (as defined in SECTION 9.4). Such notice shall briefly explain the nature of the claim and the parties known to be involved, and shall specify the amount thereof. If the matter to which a claim relates shall not have been resolved as of the date of the Claim Notice, the Indemnified Party shall estimate the amount of the claim in the Claim Notice, but also specify therein that the claim has not yet been liquidated (an "Unliquidated Claim"). If an Indemnified Party gives a Claim Notice for an Unliquidated Claim, the Indemnified Party shall also give a second Claim Notice (the "Liquidated Claim Notice") within 60 days after the matter giving rise to the claim becomes finally resolved, and the Second Claim Notice shall specify the amount of the claim. Each Indemnitor to which a Claim Notice is given shall respond to any Indemnified Party that has given a Claim Notice (a "Claim Response") within 30 days (the "Response Period") after the later of (i) the date that the Claim Notice is given, or (ii) if a Claim Notice is given with respect to an Unliquidated Claim, the date on which the Liquidated Claim Notice is first given. Any Claim Response shall specify whether the Indemnitor giving the Claim Response disputes the claim described in the Claim Notice. If any Indemnitor fails to give a Claim Response within the Response Period, such Indemnitor shall be deemed not to dispute the claim described in the related Claim Notice. If any Indemnitor elects not to dispute a claim described in a Claim Notice, whether by failing to give a timely Claim Response in accordance with the terms hereof or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnitor.

            (b) If any Indemnitor shall be obligated to indemnify an Indemnified Party pursuant to this SECTION 9, such Indemnitor shall pay to such Indemnified Party the amount to which such Indemnified Party shall be entitled, net of the amount payable to the Indemnified Party from the Representation and Warranty Insurance, within 15 Business Days after the day on which such Indemnitor became so obligated to the Indemnified Party. If the Indemnitor is a Seller Party and fails to make any payment required hereunder within such time period, such Indemnified Buyer Party shall be entitled, but not obligated, to seek payment of the Damages, in its sole discretion, directly from the Seller Parties or by setting off against amounts owed by the

Buyer or the Parent under either the Binford Employment Agreement, the Radach Employment Agreement, the Carracino Consulting Agreement or under the contingent consideration set forth under SECTION 1.5. If any Indemnitor fails to pay all or part of any indemnification obligation when due, then such Indemnitor shall also be obligated to pay to the applicable Indemnified Party interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate equal to the prime rate.

            (c) The claims period for the Representation and Warranty Insurance shall commence on the date hereof and shall continue until the later of (i) the second anniversary of the Closing Date or (ii) the date on which no claims are pending (the "Claims Period"). Any Claim Notice shall be considered timely made for the purposes of this SECTION 9 if given prior to the termination of the Claims Period and in accordance with the notice requirements provided in this Agreement. Any Claim Response shall be considered timely made for the purposes of this SECTION 9 if given prior to the termination of the Response Period and in accordance with the notice requirements of provided in this Agreement.

            (d) If, during the Response Period, an Indemnified Party receives a Claim Response from the Indemnitor, then for a period of 45 days (the "Resolution Period") after the Indemnified Party's receipt of such Claim Response, the Indemnified Party and the Indemnitor shall endeavor to resolve any dispute arising therefrom. If such dispute is resolved by the parties during the Resolution Period, the amount that the parties have specified as the amount to be paid by the Indemnitor, if any, as settlement for such dispute shall be conclusively deemed to be an obligation of such Indemnitor. If the parties are unable to agree upon a resolution to such dispute prior to the expiration of the Resolution Period (or any extension thereto to which the Indemnitor and the Indemnified Party agree in writing), the issue shall be presented to the American Arbitration Association in Los Angeles, California (the "AAA") for determination. The parties shall have available to them all rights to conduct discovery available to opposing parties in federal district court litigation in the Central District of California. The written determination of the AAA shall be binding upon the Parties.

            (e) Notwithstanding any other provision of this SECTION 9, except as provided below in this SECTION 9.3(e), the Indemnified Buyer Parties on the one hand, and the Indemnified Seller Parties on the other hand, shall be entitled to indemnification hereunder with respect to the breach of a representation or warranty by the Seller Parties or by the Buyer Parties, respectively, only when the aggregate of all Damages to such Indemnified Parties from all such breaches of representations or warranties exceeds $175,000 (the "Deductible Amount") and then only to the extent of such excess amount. The foregoing limitation with respect to the Deductible Amount shall not apply, however, to (a) any breach of the Seller Parties' representations or warranties under SECTION 3.1 through and including 3.4, 3.11 or 3.13 and (b) a breach of any representations or warranties of a Party to this Agreement that were made with an intent to mislead or defraud or with a reckless disregard of the accuracy thereof. In addition, in the case of the Claim that may be made based on a breach of a representation or warranty as well as on any other item described in clauses (a) through (e) of the first sentence of SECTION 9.1, such limitations regarding the Deductible Amount shall not apply to the extent that such Claim is not based solely on an asserted breach of a representation or warranty. Notwithstanding the foregoing, the maximum limitation for claims arising out of or related to any matters set forth in SECTION 9.1 (other than Unassumed Liabilities) shall be 25% of the aggregate of the Stock Consideration and the Additional Stock Consideration; provided, however, that as Earn-Out


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
Shares are paid to the Seller, the maximum limitation for claims shall increase by 25% of the dollar value paid. In addition, the calculation of the Deductible Amount shall include any Damages incurred by an Indemnified Party for which the Indemnified Party would have been entitled to claim indemnification under this
SECTION 9 with respect to a breach of a representation or warranty but for such Claim being excluded as a result of the qualification of such representation or warranty by the knowledge of a particular party or related exceptions.

      9.4 Claims Period. Any claim for indemnification under this SECTION 9 shall be made by giving a Claim Notice under SECTION 9.3 on or before the applicable "Expiration Date" specified below in this SECTION 9.4, or the claim under this SECTION 9 shall be invalid. The following claims shall have the following respective "Expiration Dates": (a) the date of the second anniversary of the Closing Date -- any claims that are not specified in any of the succeeding clauses; and (b) the date on which the applicable statute of limitations expires--any claim for Damages related to (i) a breach of any covenant or agreement, except to the extent any such covenant or agreement was required to be performed prior to or as of the Closing Date, in which case, the Expiration Date for any such claim for Damages shall be the second anniversary of the Closing Date, (ii) a breach of any representations or warranties of a Party to this Agreement that were made with an intent to mislead or defraud or with a reckless disregard of the accuracy thereof, or (iii) any claim with respect to Taxes; and (c) in perpetuity -- any Unassumed Liability, except to the extent any claim for indemnification in connection with any such Unassumed Liability was satisfied by the Buyer after the expiration of the applicable statute of limitations without the consent of the Seller. If more than one of such Expiration Dates applies to a particular claim, the latest of such Expiration Dates shall be the controlling Expiration Date for such claim. So long as an Indemnified Party gives a Claim Notice on or before the applicable Expiration Date, such Indemnified Party shall be entitled to pursue its rights to indemnification regardless of the date on which such Indemnified Party gives the related Liquidated Claim Notice.

      9.5 Third Party Claims. An Indemnified Party that desires to seek indemnification under any part of this SECTION 9 with respect to any actions, suits or other administrative or judicial proceedings (each, an "Action") that may be instituted by a third party shall give each Indemnitor prompt notice of a third party's institution of such Action. After such notice, any Indemnitor may, or if so requested by such Indemnified Party, any Indemnitor shall, participate in such Action or assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that such Indemnified Party shall have the right to participate at its own expense in the defense of such Action; and provided, further, that the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement, except with the written consent of the Indemnitor (which consent shall not be unreasonably withheld) unless such settlement includes a dismissal with prejudice of all claims for such third party against the Indemnified Party. Any failure to give prompt notice under this SECTION 9.5 shall not bar an Indemnified Party's right to claim indemnification under this SECTION 9, except to the extent that an Indemnitor shall have been harmed by such failure.

      9.6 Effect of Investigation or Knowledge. Any claim by any Indemnified Party for indemnification shall not be adversely affected by any investigation by or opportunity to investigate afforded to any Indemnified Party. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not adversely affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants or obligations.

10.   TERMINATION, AMENDMENT AND WAIVER

      10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

            (a) by mutual written consent of each of the Seller Parties and the Buyer Parties;

            (b) by any Party, if any Governmental Entity shall have issued a Court Order (which Court Order the parties shall use commercially reasonable efforts to lift) that permanently enjoins, restrains or otherwise prohibits the Transactions, and such Court Order shall have become final and nonappealable;

            (c) by any Party, if the Closing shall not have been consummated on or before the Termination Date, provided, however, that the right to terminate this Agreement under this SECTION 10.1(C) shall not be available to any Party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

            (d) by Parent, if a Seller Party shall have breached any of its covenants hereunder in any material respect or if the representations and warranties of the Seller Parties contained in this Agreement or in any certificate or other writing delivered by a Seller Party pursuant hereto shall not be true and correct in any material respect, and, if such breach is subject to cure, the Seller Parties, have not cured such breach within 10 Business Days of the Buyer's notice of an intent to terminate; or

            (e) by a Seller Party, if a Buyer Party shall have breached any of its covenants hereunder or if the representations and warranties of the Buyer Parties contained in this Agreement or in any certificate or other writing delivered by the Buyer pursuant hereto shall not be true and correct in any material respect, and, if such breach is subject to cure, the Buyer has not cured such breach within 10 Business Days of notice of an intent to terminate.

      10.2 Effect of Termination. If this Agreement is terminated pursuant to
SECTION 10.1, any Party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of another Party.

      10.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

      10.4 Extension; Waiver. At any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any Party to this

Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

      10.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to SECTION 10.1, an amendment of this Agreement pursuant to SECTION 10.3 or an extension or waiver pursuant to SECTION
10.4 shall, in order to be effective, require in the case of the Buyer Parties or the Seller, action by the applicable Board of Directors or the duly authorized designee of the applicable Board of Directors or the Managing Members as applicable.

11.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

      11.1 The Parties. Each of the Buyer Parties on the one hand, and each of the Seller Parties on the other, recognizes and acknowledges that it has in the past, currently has, and prior to the Closing Date will have, in the case of the Buyer Parties, access to certain confidential information solely of the Seller Parties in connection with the Business and in the case of the Seller Parties, access to certain confidential information solely of the Buyer Parties in connection with their respective businesses. Each of the Buyer Parties and each of the Seller Parties agrees that, (i) prior to the Closing Date, or, (ii) if this Agreement terminates prior to the Closing Date, then indefinitely, it will not disclose to any person, firm, corporation, association, or other entity or use any such confidential information for any purpose or reason whatsoever without the prior written consent of the Seller or the Parent, as the case may be, except as may be required by law or order of a court of competent jurisdiction, unless such Buyer Party or such Seller Party can show that such information has become known to the public generally through no fault of such Buyer Party or such Seller Party. Prior to disclosing any confidential information required by law or order of a court of competent jurisdiction, such Buyer Party or such Seller Party shall provide the Seller or the Parent, as the case may be, with prompt notice of the disclosure requirement so that the Seller or the Parent, as the case may be, may take whatever action they deem appropriate to prohibit such disclosure. In the event of a breach or threatened breach by a Buyer Party or a Seller Party of the provisions of this SECTION 11.1, the Seller or the Parent, as the case may be, shall be entitled to an injunction restraining such Buyer Party or such Seller Party from disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting the Seller or the Parent, as the case may be, from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

12.   GENERAL

      12.1 Contents of Agreement. This Agreement, together with the other Transaction Documents, sets forth the entire understanding of the Parties with respect to the Transactions and supersedes all prior agreements or understandings among the parties regarding those matters.

      12.2 Amendment, Parties In Interest, Assignment, Etc. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties. Nothing in this Agreement shall confer any rights upon any Person other than the Parties and their respective heirs, legal representatives, successors and permitted assigns, except as provided in SECTION 9. No Party shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party.

      12.3 Further Assurances. At and after the Closing, the Parties shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions including providing each other with access to the books, records and documents required to perform the obligations of the Parties specified herein. Furthermore, to the extent any of the Acquired Assets and Assumed Liabilities have not been duly transferred to the Seller by the LLC, the Shareholders shall cause the Seller to take all necessary actions to vest all rights and interests in the Acquired Assets and Assumed Liabilities in the Buyer.

      12.4 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) references to any gender include all genders
(c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to," (e) references to "hereunder" or "herein" relate to this Agreement and (f) all currencies refer to United States dollars. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

      12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

      12.6 Disclosure Schedules. Any items listed or described on the Disclosure Schedules shall be listed or described under a caption that specifically identifies the section(s) of this Agreement to which the item relates (which, in each case, shall constitute the only valid disclosure with respect to such section(s)).

13.   REMEDIES

      The indemnification rights under SECTION 9 are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any Party, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished by SECTION 9.

14.   Notices

      All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by registered or certified mail, facsimile message or Federal Express or other nationally recognized overnight delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express or facsimile to, the address or facsimile number set forth below, unless such address or facsimile number is changed by notice to the other
Parties:

      If to Seller Parties:

            F&G Capital, Inc.
            c/o James D. Binford
            27 Journey
            Aliso Viejo, CA 92656
            FAX:  949-425-5095

            with a required copy to:

                  Sheppard, Mullin, Richter & Hampton LLP
                  650 Town Center Drive, 4th Floor
                  Costa Mesa, CA  92626
                  Attn:  John J. Giovannone
                  FAX:  714-513-5130

      If to the Buyer Parties:

            VerticalNet, Inc.
            700 Dresher Road
            Horsham, PA 19044
            Attn: James A. Mirage
            Legal@verticalnet.com
            FAX:  215-658-1872

            with a required copy to:

                  Morgan, Lewis & Bockius LLP
                  300 South Grand Avenue, 22nd Floor
                  Los Angeles, CA  90071-3132
                  Attn:  Steven M. Ruskin, Esq.
                  FAX:  213-612-2554

15.   Governing Law

      This Agreement shall be construed and interpreted in accordance with the laws of the State of California without regard to its provisions concerning choice of laws or choice of forum. The Parties hereby irrevocably submit themselves to the non-exclusive jurisdiction of the state and federal courts sitting in the State of California and agree and consent that services of process may be made upon it in any legal proceedings relating hereto by any means allowed under state or federal law.

16.   DEFINITIONS

As used in this Agreement, the following defined terms shall have the meanings indicated below:

"AAA" is defined in SECTION 9.3(d).

"Accounts Receivable" means, as of any date, any trade accounts receivable, notes receivable, bid, performance, lease utility, miscellaneous receivables of the Seller.

"Acquired Assets" is defined in SECTION 1.1(a).

"Acquisition Proposal" means, with regard to the Seller, a proposal or offer (other than pursuant to this Agreement) for a tender or exchange offer, merger, consolidation or other business combination, purchase or sale of an equity interest or purchase or sale of the Seller's assets or any part of its business, other than a sale of Inventory in the ordinary course of business.

"Action" is defined in SECTION 9.5.

"Actions or Proceedings" means any action, suit, complaint, petition, investigation known to the party, proceeding, arbitration, litigation or Governmental Entity audit or other proceeding known to the party, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

"Additional Stock Consideration" is defined in SECTION 1.6.

"Affiliates" means, with respect to a particular Party, Persons or entities controlling, controlled by or under common control with that Party, as well as any officers and their nuclear family members, directors and their nuclear family members, and majority-owned entities of that Party and of its other Affiliates. For the purposes of the foregoing, ownership, directly or indirectly, of 25% or more of the voting stock or other equity interest shall be deemed to constitute control. For purposes of the foregoing, nuclear family members shall include spouses, parents and children.

"Agent" is defined in SECTION 5.5.

"Agreement" means this Agreement, the Exhibits and the Disclosure Schedules hereto.

"Assumed Liabilities" is defined in SECTION 1.3(a).

"Authorizations" means all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations of any party.

"Balance Sheet" is defined in SECTION 3.5.

"Balance Sheet Date" is defined in SECTION 3.5.

"Benefit Plan" means any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) that is maintained or sponsored by the Seller.

"Bill of Sale, Assignment and Assumption Agreement" means a bill of sale, assignment and assumption agreement by and between the Seller and the Buyer in substantially the same form as EXHIBIT A.

"Binford Employment Agreement" means that certain employment agreement substantially in the form attached hereto as EXHIBIT B.

"Book Value" is defined in SECTION 1.4(a).

"Book Value Calculation" is defined in SECTION 1.4(a).

"Book Value Deficiency" is defined in SECTION 1.4(a).

"Book Value Notice" is defined in SECTION 1.4(a).

"Book Value Target" is defined in SECTION 1.4(a).

"Building Lease" means that certain lease dated August 25, 1999 by and between Sunflower Windell LLC, as lessor, and the Seller, as lessee, for 25 Journey, Aliso Viejo, California.

"Business" means the entire business, operations, facilities and assets (other than the Excluded Assets) of the Seller and the LLC.

"Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

"Buyer" is defined in the preamble to this Agreement.

"Buyer Parties" is defined in the preamble to this Agreement.

"Carracino Consulting Agreement" means that certain consulting agreement substantially in the form attached as EXHIBIT D.

"CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S. Section 9601 et seq.

"Charter Documents" means a Person's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement, articles of organization, limited liability Seller operating agreement, declaration of trust or similar document governing the entity.

"Claim Notice" is defined in SECTION 9.3(a).

"Claim Response" is defined in SECTION 9.3(a).

"Claims Period" is defined in SECTION 9.3(c).

"Closing" is defined in SECTION 2.1.

"Closing Date" is defined in SECTION 2.1.

"Closing Financial Statements" is defined in SECTION 7.4.

"Closing Price" shall mean the day's last trade price of Parent Common Stock as reported by the Nasdaq NM.

"Code" is defined in the Recitals to this Agreement.

"Commission" means the United States Securities and Exchange Commission.

"Component" means any software, Software Product, Custom Software, Hardware, Database or Embedded Control in which the Seller has an ownership interest.

"Confidential Information" means any confidential information or Trade Secrets of the Seller, including personnel information, advertising and marketing plans or systems, distribution and sales methods or systems, sales and profit figures, customer and client lists, customer, client and supplier information and any relationships with dealers, distributors, wholesalers, customers, clients, suppliers and any other Persons who have, or have had, business dealings with the Business.

"Confidentiality Agreement" is defined in SECTION 3.18(a).

"Contract" means any written or oral contract, agreement, lease, instrument, or other document or commitment, arrangement, undertaking, practice or authorization that is binding on any Person or its property under any applicable Law.

"Copyrights" means any copyrights in both published and unpublished works.

"Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority that is binding on any person or its property under applicable Law.

"Custom Software" means any computer software that has been developed or designed for use in the business of the Seller.

"Damages" is defined in SECTION 9.1.

"Database" means any data and other information recorded, stored, transmitted and retrieved in electronic form by a System or any Component, whether located on any Components of a System or archived in storage media of a type employed or used in conjunction with any Component or System.

"Deductible Amount" is defined in SECTION 9.3(e).

"Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or cause an Encumbrance to arise, or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

"Disclosure Schedule" means any of the Schedules hereto containing information relating to the Seller Parties pursuant to SECTION 3 and other provisions hereof that has been provided to the Buyer on the date hereof.

"Dispute Notice" is defined in SECTION 1.4(c).

"Domain Name" means the Internet domain names listed in Schedule 3.18(g)(i).

"Earn-Out Shares" is defined in SECTION 1.5(a).

"EBITDA" means earnings before interest, taxes, depreciation and amortization (excluding any earnings generated from a transaction where inventory is purchased from an independent distributor and resold to an independent distributor and general and administrative expenses of Parent and Buyer, other than that portion of audit and insurance expenses appropriately allocable to the Business, and excluding extraordinary items of expense not approved in writing by one or more of the Principals then employed by Buyer). Notwithstanding the foregoing, the expenses incurred pursuant to SECTION 7.4 shall not be allocated to the Seller.

"Effective Price" means the average Closing Price of Parent Common Stock for the three (3) Nasdaq NM trading days immediately prior to (but not including) the date on which the Commission declares effective the Required Registration Statement.

"Eligible Employees" is defined in SECTION 7.2.

"Embedded Control" means any microprocessor, microcontroller, smart instrumentation or other sensor, driver, monitor, robotic or other device containing a semiconductor, memory circuit, BIOS, PROM or other microchip.

"Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

"Environmental Condition" is defined in SECTION 3.15(b).

"Environmental Law" means all Laws and Court Orders relating to pollution or protection of the environment as well as any principles of common law under which a Party may be held liable for the Release or discharge of any Hazardous Substance into the environment.

"Environmental Liability" means any liability, known or unknown, relating to or arising out of an Environmental Condition.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor law.

"ERISA Affiliate" means any person that, together with the Seller, is or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Seller is or has been a general partner.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Excluded Assets" is defined in SECTION 1.1(b).

"Expiration Date" is defined in SECTION 9.4.

"Expiration Dates" is defined in SECTION 9.4.

"Financial Statements" are defined in SECTION 3.5.

"GAAP" means generally accepted US accounting principles.

"Governmental Entity" means any court, administrative or regulatory agency or commission, or other governmental authority or instrumentality, domestic, foreign or supranational.

"Governmental Permit" means any permit issued by a Governmental Entity.

"Hardware" means any mainframe, midrange computer, personal computer, notebook or laptop computer, server, switch, printer, modem, driver, peripheral or any component of any of the foregoing, all as used in the Business.

"Hazardous Substances" means any toxic, carcinogenic or hazardous gaseous, liquid or solid material or waste that may or could pose a hazard to the environment or human health or safety including (a) any "hazardous substances" as defined by the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., (b) any "extremely hazardous substance," "hazardous chemical," or "toxic chemical" as those terms are defined by the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C.
Section 11001 et seq., (c) any "hazardous waste," as defined under the federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (d) any "pollutant," as defined under the federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., as any of such laws in clauses (a) through (d) as amended, and (e) any regulated substance or waste under any Laws or Court Orders that have been enacted, promulgated or issued by any federal, state or local governmental authorities concerning protection of the environment.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"IRS" is defined in SECTION 5.12.

"Immaterial Lease" is defined in SECTION 3.9.

"Indemnified Buyer Party" is defined in SECTION 9.1.

"Indemnified Party" is defined in SECTION 9.3(a).

"Indemnified Seller Party" is defined in SECTION 9.2.

"Indemnitor" is defined in SECTION 9.3(a).

"Insurance Deductible" is defined in SECTION 9.3(b).

"Intellectual Property" means any Copyrights and registrations or applications for registration of Copyrights in any jurisdiction, and any renewals or extensions thereof, Patents, Trademarks, Service Marks, Tradenames, technology rights and licenses, Trade Secrets, franchises, inventions, discoveries, know-how, formulae, specifications and ideas, rights in research and development, and commercially practiced processes and inventions, whether patentable or not in any jurisdiction and any other intellectual property used by the Seller.

"Inventory" means all inventory of the Seller, including raw materials, supplies, packaging supplies, work in process and finished goods.

"LLC" means American IC Exchange, LLC, a California limited liability company.

"Law" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental or quasi-governmental agency or body or of any other type of regulatory body, including those covering environmental, energy, safety, health and welfare, pensions, employee benefits, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, retirement, wage and hour, and price and wage control matters.

"Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

"Litigation" means any lawsuit, action, arbitration, administrative, quasi-administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

"Liquidated Claim Notice" is defined in SECTION 9.3(a).

"Material Adverse Effect" means a material adverse effect on the Business, including the assets, financial condition, results of operations, liquidity, products, competitive position, customers and customer relations thereof.

"Measuring Price" means the average Closing Price for the 10 Nasdaq NM trading days immediately prior to (but not including) the Closing Date, as adjusted for future stock splits, reverse stock splits, stock dividends, combinations and other similar events.

"Minor Contract" means any Contract that is terminable by a party on not more than 30 days notice without any Liability and any Contract under which the obligation of a party (to be fulfilled) involves an amount of less than $25,000.

"Non-Assignable Contract" is defined in SECTION 1.7.

"Non-Real Estate Leases" is defined in SECTION 3.9.

"Non-Competition Period" is defined in SECTION 5.7(a).

"Nasdaq NM" means the Nasdaq National Market.

"Off-the-Shelf-Software" is defined in SECTION 3.18(a)(i).

"Ordinary course" or "ordinary course of business" means the ordinary course of business for the Business that is consistent with past practices.

"Other Real Estate Leases" is defined in SECTION 3.7.

"Parent" is defined in the preamble to this Agreement.

"Parent Common Stock" means the common stock, par value $.01 per share of the Parent.

"Parties" means the Buyer Parties and the Seller Parties.

"Patents" means any patents together with any extensions, reexaminations and reissues of such patents, patents of addition, patent applications, divisions, continuations, continuations-in-part, and any subsequent filings in any country or jurisdiction claiming priority therefrom.

"Person" means any natural person, business trust, corporation, partnership, limited liability company, joint stock company, proprietorship, association, trust, joint venture, unincorporated association or any other legal entity of whatever nature.

"Principals" is defined in the preamble to this Agreement.

"Proposed Earn-Out Calculation" is defined in SECTION 1.5(b).

"Purchase Price" is defined in SECTION 1.2.

"Purchase Price Adjustment" is defined in SECTION 1.4(a).

"Radach Employment Agreement" means that certain employment agreement substantially in the form attached hereto as EXHIBIT C.

"Real Estate Leases" is defined in SECTION 3.7.

"Real Property" is defined in SECTION 3.7.

"Registration Shares" is defined in SECTION 6.3(a).

"Representation and Warranty Insurance" is defined in SECTION 8.2(e).

"Required Registration Statement" is defined in SECTION 6.3(a).

"Release" means any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Hazardous Substance in, into, onto or through the environment (including ambient air, surface water, ground water, soils, land surface, subsurface strata, workplace or structure).

"Representation and Warranty Insurance" is defined in SECTION 8.2(e).

"Response Period" is defined in SECTION 9.3(a).

"Restricted Party" is defined in SECTION 5.7(a).

"SEC Reports" is defined in SECTION 4.5.

"Second Book Value Calculation" is defined in SECTION 1.4(c).

"Securities Act" means the Securities Act of 1933, as amended.

"Seller" is defined in the preamble to this Agreement.

"Seller's 401(k) Plan" is defined in SECTION 5.12.

"Seller's Cafeteria Plan" means the American IC Exchange Cafeteria Plan effective October 1, 1995.

"Seller Contracts" is defined in SECTION 3.16(c).

"Seller Parties" is defined in the preamble to this Agreement.

"Seller Required Consent" is defined in SECTION 3.3.

"Seller's knowledge" or "knowledge of the Seller" means the actual knowledge of James D. Binford, Russel R. Radach or Daniel N. Carracino.

"Stock Consideration" shall mean the number of shares of Parent Common Stock equal to the quotient of (A) $42,000,000 divided by (B) the Measuring Price.

"Shareholders" is defined in the preamble to this Agreement.

"Shares" means the shares of Parent Common Stock representing the Stock Consideration, Additional Stock Consideration and the Earn-Out Shares, if any.

"Software Products" means all computer operating, security or programming software, that is owned by or licensed to Seller or used, in whole or in part, directly or indirectly, or has been developed or designed for or is in the process of being developed or designed for use, in whole or in part, directly or indirectly, in the conduct of the Business of any nature whatsoever, including all systems software, all applications software, whether for general business usage (e.g., accounting, finance, word processing, graphics, spreadsheet analysis, etc.) or specific, unique-to-the-Business usage (e.g., telephone call processing, etc.), and any and all documentation and object and source codes related thereto.

"System" means any combination of any software, Software Product, Custom Software, Hardware, Database or Embedded Control.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Taxes" means all taxes, duties, charges, fees, levies or other assessments imposed by any taxing authority including income, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment).

"Termination Date" is defined in SECTION 2.1.

"Trade Secrets" means any know-how, trade secrets, customer lists, software, know-how and other technical information, data, process technology, plans, drawings (including engineering and auto-cad drawings), innovations, designs, ideas, proprietary information and blue prints, owned, used or licensed either directly or indirectly (as licensor or licensee) by the Seller and used in the operation of the Business, except for any such item that is generally available to the public.

"Trademarks" means any registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks, brand names, certification marks, trade dress, goodwill associated with the foregoing and registrations in any jurisdictions of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application used by the Seller in the operation of the Business.

"Transaction Documents" means this Agreement, the Bill of Sale, Assignment and Assumption Agreement, the Binford Employment Agreement, the Radach Employment Agreement and the Carracino Consulting Agreement.

"Transactions" means the purchase and sale of the Acquired Assets at the Closing and the other transactions contemplated by the Transaction Documents.

"Unassumed Liability" is defined in SECTION 1.3(b).

"Unliquidated Claim" is defined in SECTION 9.3(a).

"Year 2000 Compliant" means:

            (a) As applied to any Component or product, that each such Component or product: (i) is designed (or has been modified) to be used after January 1, 2000; (ii) operates without error arising from the creation, recognition, acceptance, calculation, display, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates or date-based, date-dependent or date-related data, including century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities; and (iii) is not adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century.

            (b) As applied to any System, that: (i) each Component of such System is designed (or has been modified) in conformance with the criteria set forth in subparagraph (a), above; (ii) the design architectures and functionalities embodying, reflecting or affecting the criteria set forth in subparagraph (a), above, of all Components of such System (or the methods used to modify them) are compatible and, when operated in, on or in conjunction with any other Component of such System, will not cause such System or any of its Components to fail to satisfy the criteria set forth in subparagraph (a), above.

            (c) As applied to the Seller, that: (i) each information system and infrastructure system that is material to its business conforms to the criteria set forth in subparagraphs (a) and (b) above; and (ii) no information system or infrastructure system that is material to its Business receives data from or communications with any Component or System external to itself (whether or not such external Component or System is the Seller's or any third party's) that does not conform to the criteria set forth in subparagraphs (a) and (b) above.

"Year 2000 Problem" means any actual or potential failure of the Seller or any of its Systems, Components or products, other than Inventory, to be Year 2000 Compliant.

                                      * * *
              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the day and year first above written.

                                    VERTICALNET, INC.

                                    By:______________________________________

                                    _________________________________________
                                    [Printed Name and Title]


                                    NECX.com LLC

                                    By:______________________________________

                                    _________________________________________
                                    [Printed Name and Title]


                                    F&G CAPITAL, INC.

                                    By:______________________________________

                                    _________________________________________
                                    [Printed Name and Title]


                                    BINFORD LIVING TRUST

                                    By:______________________________________
                                    James D. Binford, as Trustee of the Binford
                                    Living Trust dated March 24, 1999


                                    By:______________________________________
                                    Dana Binford, as Trustee of the Binford
                                    Living Trust dated March 24, 1999


                                    THE CARRACINO FAMILY TRUST

                                    By:______________________________________
                                    Daniel N. Carracino, as Trustee of The
                                    Carracino Family Trust


                                    By:______________________________________
                                    Allison B. Carracino, as Trustee of The
                                    Carracino Family trust



                                      S-1         [Signature Page to Agreement
                                                   and Plan of Reorganization]

                                    RADACH FAMILY TRUST

                                    By:______________________________________
                                    Russel R. Radach, as Trustee of the
                                    Radach Family Trust

                                    By:______________________________________
                                    Sonja Radach - Siegenthaler, as Trustee of
                                    the Radach Family Trust


                                    _________________________________________
                                    James D. Binford



                                    _________________________________________
                                    David N. Carracino



                                    _________________________________________
                                    Russel R. Radach



                                      S-2         [Signature Page to Agreement
                                                   and Plan of Reorganization]